Exhibit 99.1
Confidential Memorandum
CALLON PETROLEUM COMPANY
Offer to Exchange
9.75% Senior Notes due 2010
(CUSIP No. 13123XAP7)
for
13% Senior Secured Notes due 2016 and shares of Common and Preferred Stock
and
Solicitation of Consent to Amendments to the Existing Indenture

The Exchange Offer will Expire at 5:00 p.m., New York City Time, on Wednesday, November 18, 2009
Unless Extended or Earlier Terminated by Us

The contact information is listed on page 93.

The Exchange Offer
          Callon Petroleum Company currently has outstanding $200 million of 9.75% Senior Notes due 2010, which we refer to as “Old Notes.” We have authorized a new issuance of $150 million of 13% Senior Secured Notes due 2016, which we refer to as “Exchange Notes.” In exchange for the Old Notes, we are offering:
•	the Exchange Notes,

•	an aggregate of 4.125 million shares of our common stock, which we refer to as the “Common Shares,” and

•	an aggregate of 337,500 shares of a new issue of preferred stock convertible into shares of our common stock on a ten-for-one basis, which we refer to as the “Preferred Shares.”
          If you validly tender and do not withdraw your Old Notes on or before the expiration date described below, we will pay you $750 principal amount of Exchange Notes, and 20.625 Common Shares and 1.6875 Preferred Shares for each $1,000 principal amount of Old Notes. We will pay accrued and unpaid interest at 9.75% through November 18, 2009 on each Old Note accepted for exchange and at 13% from November 19, 2009 and thereafter on each Exchange Note issued to such holder of such Old Note, with such interest to be paid on the next scheduled interest payment date of the Exchange Notes.
          The exchange offer:
•	expires at 5:00 p.m., New York City time, on Wednesday, November 18, 2009, which we refer to as the expiration date, unless extended or earlier terminated by us;

•	is conditional upon there being validly tendered and accepted for exchange at least 80% in principal amount of Old Notes;

•	is not subject to any other condition other than that it not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission or the New York Stock Exchange; and

•	provides that Old Notes tendered may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

The Exchange Notes
          The Exchange Notes will:
•	have an interest rate of 13% per annum from November 19, 2009, payable quarterly on each September 30, December 31, March 31 and June 30;

•	up to September 15, 2012, allow us to repay with the proceeds from a common stock offering or from the liquidation of our Entrada properties up to 35% of the outstanding Exchange Notes at 113% of the principal amount thereof, plus accrued and unpaid interest;

•	permit us to call the Exchange Notes at any time on or after September 15, 2012 at prices between 106.5% and 100% of the principal amount thereof, plus accrued and unpaid interest;

•	be secured by a second lien on our oil and gas properties until less than $10 million in principal amount of the Old Notes remain outstanding;

•	mature on September 15, 2016; and

•	have covenants identical to those in the Old Notes in all material respects except for the changes that we have described more fully in this memorandum.
The Preferred Shares
          The Preferred Shares will:
•	be non-voting, participating shares of preferred stock,

•	have a dividend rate of 18% per annum payable semi-annually on each September 15 and March 15, beginning six months following the closing of the exchange offer, which dividend rate shall escalate by 1% each semi-annual dividend period if not converted into common stock, subject to a cap of 25%;

•	be convertible into an aggregate of 3.375 million shares of common stock, and no dividend shall be payable if the preferred stock is converted before the first dividend date.
The Common Shares
          Our common stock is listed on the New York Stock Exchange under the symbol “CPE”. On October 19, 2009, the last reported sale price per share of our common stock on the New York Stock Exchange was $2.00. The Common Shares to be issued in the exchange offer and the common stock to be issued upon conversion of the Preferred Shares are expected to be approved for listing on the New York Stock Exchange. The New York Stock Exchange has notified us that our shares will be subject to delisting after October 21, 2010, unless we satisfy the continuing listing requirement that the market value of our common stock owned by non-affiliates exceeds $50 million.
The Consent Solicitation
          If you tender your Old Notes in the exchange offer you will be deemed to consent to amendments to the indenture governing the Old Notes. These amendments would, in substance, (a) eliminate our obligation to comply with the provisions of Article III. Covenants (except for Sections 3.14(b) and 3.15) and Article IV. Successor Company, (b) eliminate as “Events of Default” the events described in Section 6.1(b), 6.1(c)(i) and 6.1(d)-(h), and (c) eliminate Article X. Subsidiary Guarantee and any reference to the “Subsidiary Guarantees” or “Subsidiary Guarantors.” We will execute a supplement to the indenture governing the Old Notes on the date that we consummate the exchange offer if we receive consents representing at least a majority of the outstanding principal amount of Old Notes. If the amendments become operative with respect to the indenture governing the Old Notes, the amendments will be binding on all non-tendering holders.

          See “Risk Factors” beginning on page 17 of this Confidential Memorandum to read about important factors you should consider before exchanging the Old Notes for Exchange Notes and Common and Preferred Shares.
          Contact information for the Company and the Information Agent can be found on the last page of this Confidential Memorandum.
          We are making this exchange offer in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, and similar exemptions provided by state securities laws. As a result, the Exchange Notes, Common Shares and Preferred Shares will have similar characteristics to the Old Notes with respect to transfers to third parties.
The Exchange Agreement
          We have entered into an exchange agreement with holders of 73.5% principal amount of Old Notes. In the exchange agreement, we agreed to make this exchange offer and the holders of Old Notes agreed to tender their Old Notes in the exchange offer and to consent to the amendments to the indenture for the Old Notes in the consent solicitation.
Date of this Confidential Memorandum is October 21, 2009

          This memorandum is confidential. You are authorized to use this memorandum solely for the purpose of considering the exchange offer described herein. We and other sources identified herein have provided the information contained in this memorandum. You may not reproduce or distribute this memorandum, in whole or in part, and you may not disclose any of the contents of this memorandum or use any information herein for any purpose other than considering the purchase of the Exchange Notes and Common and Preferred Shares. You agree to the foregoing by accepting delivery of this memorandum.
          THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
          The distribution of this memorandum and the issuance of the Exchange Notes and Common and Preferred Shares in the exchange offer may be restricted by law in certain jurisdictions. We require persons in whose possession this memorandum comes to inform themselves about and to observe any such restrictions. This memorandum does not constitute an offer of, or an invitation to purchase, any of the Exchange Notes or Common and Preferred Shares in any jurisdiction in which such offer or invitation would be unlawful.

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WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any public offering document we file with the SEC without charge at the SEC’s public reference facilities at 100 F Street, N.E., Washington, DC 20549.
          You can request copies of all, or any portion, of these documents by writing the Public Reference Section and paying certain prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Section. Additionally, these documents are available to the public from the SEC’s web site at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
          You may also obtain information about us, including copies of our SEC reports through our website www.callon.com. This website address is included in this document as an inactive textual reference only. Any documents, references, links or other materials of any kind contained or referred to on such website are not part of this memorandum.
          The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this memorandum, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any further filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate or close the exchange offer, except that unless we indicate otherwise, we are not incorporating any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.
•	Our Annual Report on Form 10-K for the year ended December 31, 2008;

•	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009; and

•	Our Current Reports on Form 8-K filed August 7, 2009, September 2, 2009 and September 11, 2009.
          You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Callon Petroleum Company
200 North Canal Street
Natchez, MS 39120
Attn: Corporate Secretary
Phone: (800) 451-1294 ext. 700
          You should rely only on the information provided or incorporated by reference in this memorandum or any supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information included or incorporated by reference in this memorandum or any documents incorporated by reference herein is accurate as of any date other than the date on the front of such document.

FORWARD-LOOKING STATEMENTS
          This memorandum contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “will,” “plans,” “believes,” “estimates,” “expects,” “intends” and other similar expressions. Our forward-looking statements are subject to risks and uncertainty, including those discussed elsewhere in this report. Forward-looking statements include statements regarding:
•	our oil and gas reserve quantities, and the discounted present value of these reserves;

•	the amount and nature of our capital expenditures;

•	drilling of wells;

•	our ability to consummate the exchange offer;

•	our ability to service our indebtedness, including indebtedness under the Exchange Notes;

•	the timing and amount of future production and operating costs;

•	business strategies and plans of management; and

•	prospect development and property acquisitions.
          Some of the risks, which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements, include:
•	the current global economic downturn;

•	general economic conditions or including the availability of credit and access to existing lines of credit;

•	the volatility of oil and natural gas prices;

•	the uncertainty of estimates of oil and natural gas reserves;

•	the impact of competition;

•	the availability and cost of seismic, drilling and other equipment;

•	operating hazards inherent in the exploration for and production of oil and natural gas;

•	difficulties encountered during the exploration for and production of oil and natural gas;

•	difficulties encountered in delivering oil and natural gas to commercial markets;

•	changes in customer demand and producers’ supply;

•	the uncertainty of our ability to attract capital and obtain financing on favorable terms;

•	compliance with, or the effect of changes in, the extensive governmental regulations regarding the oil and natural gas business including those related to climate change and greenhouse gases;

•	actions of operators of our oil and gas properties; and

•	weather conditions.
          Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate, and, therefore, we cannot assure you that the forward-looking statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in our forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. Some of these and other risks and uncertainties that could cause actual results to differ materially from such forward-looking statements are more fully described under “Risk

Factors” and elsewhere in this memorandum, or in the documents incorporated by reference herein. We assume no obligation to modify or revise any forward-looking statements to reflect any subsequent events or circumstances arising after the date that the statement was made.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND CONSENT SOLICITATION
          The following are some of the questions you may have as a holder of the Old Notes and the answers to those questions. You should refer to the more detailed information set forth in this memorandum and to which we refer you for more complete information about us and the exchange offer.
Q:	Who is making the exchange offer?
A:	Callon Petroleum Company, the issuer of the Old Notes, is making the exchange offer.
Q:	Why is the Company making the exchange offer?
A:	The Old Notes mature in December 2010. Under current economic conditions, we believe that it will be difficult to refinance the Old Notes, and perhaps impossible. We are offering the Exchange Notes and Common and Preferred Shares to holders of our Old Notes as an alternative to the steps we may be required to take if we are unable to refinance the Old Notes.
Q:	When will the exchange offer expire?
A:	The exchange offer will expire at 5:00 p.m. New York City time, on Wednesday, November 18, 2009, unless extended or earlier terminated by us. We may extend the expiration date for any reason, but we will not extend the offer beyond December 31, 2009, unless we have not had the indenture governing the Exchange Notes qualified by the SEC by such date. If we decide to extend it, we will announce any extensions by press release or other permitted means no later than 9:00 a.m. on the business day after the scheduled expiration of the exchange offer.
Q:	What will I receive in the exchange offer if I tender my Old Notes and they are accepted?
A:	For each $1,000 principal amount of Old Notes that we accept in the exchange, you will, upon the terms and subject to the conditions set forth in this document, receive $750 principal amount of Exchange Notes, 20.625 Common Shares and 1.6875 Preferred Shares. We will pay accrued and unpaid interest at 9.75% through November 18, 2009 on each Old Note accepted for exchange and at 13% from November 19, 2009 and thereafter on each Exchange Note issued to such holder of such Old Note, with such interest to be paid on the next scheduled interest payment date of the Exchange Notes. The Preferred Shares are convertible into shares of our common stock on a ten-for-one basis. If you are entitled to a fractional share of common stock, we will round up to the next whole share.
Q:	If the exchange offer is consummated but I do not tender my Old Notes, how will my rights be affected?
A:	If you do not exchange your Old Notes in this exchange offer, or if your Old Notes are not accepted for exchange, you will continue to hold your Old Notes and will be entitled to all the rights and subject to all the limitations applicable to the Old Notes but you will not have the rights under the Exchange Notes. If 75% in principal amount or more of the Old Notes are accepted for exchange, the indenture governing the Old Notes will be amended as provided herein. Pursuant to the exchange agreement, holders of 73.5% of our Old Notes have agreed to tender their Old Notes for exchange.

In addition, because the Exchange Notes are secured by substantially all of our assets and the assets of our subsidiaries, any Old Notes that remain outstanding will effectively be subordinated to the Exchange Notes.
Q:	What is the purpose of the consent solicitation?

A:	We are seeking consent to amendments to the indenture governing the Old Notes to remove substantially all of the covenants in the Old Notes. The amendments (a) eliminate our obligation to comply with the provisions of Article III. Covenants (except for Sections 3.14(b) and 3.15) and Article IV. Successor Company, (b) eliminate as “Events of Default” the events described in Section 6.1(b), 6.1(c)(i) and 6.1(d)-(h), and (c) eliminate Article X. Subsidiary Guarantee and any reference to the “Subsidiary Guarantees” or “Subsidiary Guarantors.”
Q:	May I tender my Old Notes for exchange and object to the amendments requested in the consent solicitation?
A:	No. If you tender and do not withdraw your Old Notes for exchange and we accept your Old Notes for exchange, you will be deemed to have consented to the amendments to the indenture governing the Old Notes.
Q:	What amount of Old Notes is the Company willing to accept in the exchange offer?
A:	We are willing to exchange all $200,000,000 of our outstanding Old Notes.
Q:	What is the minimum amount of Old Notes required to be tendered in the exchange offer?
A:	The exchange offer is conditioned upon the valid tender of at least 80% of the outstanding aggregate principal amount of Old Notes. Pursuant to the exchange agreement, holders of 73.5% of our Old Notes have agreed to tender their Old Notes in the exchange offer.
Q:	Will the Company exchange all of the Old Notes validly tendered?
A:	Yes. We will exchange all of the Old Notes validly tendered pursuant to the terms of the exchange offer.
Q:	What are the conditions to the completion of the exchange offer?
A:	In addition to the condition that at least 80% of the Old Notes be validly tendered and accepted for exchange, the exchange offer is subject to the condition that it not violate applicable laws or any applicable interpretation of the staff of the SEC or the New York Stock Exchange. The exchange offer is also subject to our right to terminate or withdraw the exchange offer, which we may do in our sole discretion.
Q:	What are the conditions to the consent solicitation?
A:	The consent solicitation will not be effective unless the exchange offer is consummated. In addition, the amendments to the indenture governing the Old Notes will not be effective unless 75% or more in principal amount of the Old Notes approves the amendments, which will occur if 75% or more in principal amount of the Old Notes are tendered and accepted for exchange by us even if persons who do not exchange their Old Notes do not vote for the amendments. Pursuant to the exchange agreement, holders of 73.5% of our Old Notes have agreed to tender their Old Notes in the exchange offer.
Q:	Who may participate in the exchange offer?
A:	All holders of the Old Notes may participate in the exchange offer.
Q:	Do I have to tender all of my Old Notes to participate in the exchange offer?
A:	No. You do not have to tender all of your Old Notes to participate in the exchange offer. Old Notes accepted in the exchange will be retired and cancelled.

Q:	Will the Exchange Notes and Common and Preferred Shares be freely tradable?
A:	The exchange offer is being made to you in reliance on an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933. As a result, the Exchange Notes and Common and Preferred Shares we issue to you in exchange for your Old Notes will have similar characteristics to the Old Notes with respect to transfers to third parties. If your Old Notes are freely tradable, the Exchange Notes and Common and Preferred Shares can be transferred freely. If you are or become an affiliate of ours as a result of the exchange offer or otherwise, you will be subject to additional restrictions on your transfer of the Exchange Notes and Common and Preferred Shares you own.
Q:	Will the Exchange Notes or Preferred Shares be listed?
A:	We have not applied and do not intend to apply for listing of the Exchange Notes and Preferred Shares on any securities exchange. We expect that the Common Shares will be approved for listing on the New York Stock Exchange. The New York Stock Exchange has advised us that our common stock will become subject to delisting after October 21, 2010, unless we satisfy the exchange’s continuing listing criteria that the market value of our common stock owned by non-affiliates exceeds $50 million. See “Recent Developments” below.
Q:	What risks should I consider in deciding whether or not to tender my Old Notes?
A:	In deciding whether to participate in the exchange offer, you should carefully consider the discussion of risks and uncertainties affecting our business and the Exchange Notes and Common and Preferred Shares described in the section of this memorandum entitled “Risk Factors,” and the documents incorporated by reference into this memorandum.
Q:	How do I participate in the exchange offer?
A:	In order to exchange Old Notes, you must tender the Old Notes. We describe the procedures for participating in the exchange offer in more detail in the section titled “The Exchange Offer — Procedures for Exchange.”
Q:	May I withdraw my tender of Old Notes?
A:	Yes. You may withdraw any tendered Old Notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.
Q:	What happens if my Old Notes are not accepted in the exchange offer?
A:	If we do not accept your Old Notes for exchange for any reason, the Old Notes tendered by book entry transfer into the exchange agent’s account at The Depository Trust Company will be credited to your account at DTC.
Q:	If I decide to tender my Old Notes, will I have to pay any fees or commissions to the Company or the exchange agent?
A:	We will pay transfer taxes, if any, applicable to the transfer of Old Notes pursuant to the exchange offer. Additionally, we will pay all other expenses related to the exchange offer. However, we will not pay any commissions or concessions of any broker or dealer or any other person for soliciting or recommending participation in the exchange offer.
Q:	How will I be taxed on the exchange of my Old Notes?
A:	Please see the section of this memorandum titled “Certain United States Federal Income Tax Considerations.” The tax consequences to you of the exchange offer will depend on your individual circumstances. You should consult your own tax advisor for a full understanding of the tax consequences of participating in the exchange offer.
Q:	Has the Board of Directors adopted a position on the exchange offer?
A:	Our Board of Directors has approved the making of the exchange offer. However, our directors do not make any recommendation as to whether you should tender Old Notes pursuant to the exchange offer. You must make the decision whether to tender Old Notes and, if so, how many Old Notes to tender.
Q:	Who can I call with questions about how to tender my Old Notes?
A:	You should direct any questions regarding procedures for tendering Old Notes or requests for additional copies of this memorandum or the documents incorporated by reference in this memorandum to Global Bondholder Services. Its address and telephone number are included on the back cover of this memorandum.

SUMMARY
          This summary highlights information contained elsewhere in this memorandum and the documents incorporated by reference. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read carefully the entire memorandum, including the section entitled “Risk Factors”; the financial statements and related notes to those financial statements incorporated by reference herein and the documents incorporated by reference. As used in this memorandum, unless otherwise required by the context, the terms “we,” “us” and “our” refer to Callon Petroleum Company and its subsidiaries.
Our Business
General
          We have been engaged in the exploration, development, acquisition and production of oil and gas properties since 1950. In the past several years, our activities have been focused in the shelf and deepwater areas of the Gulf of Mexico. Production from wells in this area is characterized by high initial production rates and steep decline curves. Accordingly, we are required to make material expenditures to explore for and discover reserves to replace those produced.
Recent Developments
          Disruptions in Capital Markets. The capital markets are experiencing significant disruptions, and many financial institutions have liquidity concerns, prompting government intervention to mitigate pressure on the credit markets. Our primary exposure to the current credit market crisis includes our senior secured revolving credit facility, senior notes and counterparty nonperformance risks.
          Our senior secured revolving credit facility was committed in the amount of $43.7 million as of June 30, 2009. Subsequent to June 30, 2009, our borrowing base redetermination was completed and reduced to $35 million due to lower commodity prices and reserves. In addition, (i) a monthly commitment reduction was implemented commencing September 1, 2009 in the amount of $4.7 million per month, and (ii) a further limitation was implemented which only permits borrowings in excess of $10 million to be used to fund acquisitions approved by the lenders. If not extended, the credit facility matures on September 25, 2012, unless the 2010 Senior Notes have not been extended or refinanced to a maturity date occurring after September 25, 2012 in which case the credit facility will mature on June 15, 2010. Should current credit market tightening be prolonged for several years, future extensions of our credit facility may contain terms that are less favorable than those of our current credit facility. The amounts which may be outstanding under our credit facility are limited to an amount which is established by our lenders and based on the value of our proved reserves using prices, costs and other assumptions determined by our lenders. Continued disruptions in the capital markets could cause our lenders to be more restrictive in calculating the amount of credit available under the credit facility.
          Current market conditions also elevate the concern over counterparty risks related to our commodity derivative contracts and trade credit. At June 30, 2009, our open commodity derivative instruments were in a net receivable position with a fair value of $7.1 million. We have all of our commodity derivative instruments with a major financial institution. Should the financial counterparty not perform, we may not realize the benefit of some of our derivative instruments under lower commodity prices and we could incur a loss.
          We sell our production to a variety of purchasers. Some of these parties may experience liquidity problems. Credit enhancements have been obtained from some parties in the way of parental guarantees or letters of credit; however, we do not have all of our trade credit enhanced through guarantees or credit support.
          Abandonment of the Entrada Project. In late November 2008, we and our joint working interest owner, CIECO, decided to abandon the Entrada project. Under the terms of our agreements with CIECO, Callon Entrada is responsible for its share of the costs to plug and abandon the Entrada project, which we estimate to be $46 million, $23 million net to Callon Entrada. As of June 30, 2009 the wind down of the Entrada project was substantially complete and most of the costs had been paid. In addition, prior to abandonment of the project, CIECO failed to fund two loan requests totaling $40 million under our non-recourse credit agreement with them stating that it was not required to fund such loans under the terms of the current agreement. CIECO also failed to fund its working interest share of a settlement payment to terminate a drilling contract for the Entrada project stating that it was not required to make such payment under the terms of the operating agreement. Callon made the entire settlement payment.
          The CIECO Non-Recourse Credit Facility. The Callon Entrada credit facility is a direct obligation of Callon Entrada, an indirect, wholly-owned subsidiary of Callon Petroleum Company. The Callon Entrada credit facility is secured by a lien on the assets of Callon Entrada which generally are comprised of the Entrada Field and related equipment. At June 30, 2009, there was no value included on the balance sheet for these assets. Neither Callon Petroleum Company nor any other subsidiary of Callon Petroleum Company guaranteed or otherwise agreed to pay the principal or interest payments due on the Callon Entrada credit facility, so such facility is effectively non-recourse to Callon Petroleum Company and its other subsidiaries
          On April 2, 2009, Callon Entrada received a notice from CIECO advising Callon Entrada that certain events of default occurred under the non-recourse credit agreement relating to failure to pay interest when due and the breach of various other covenants related to the decision to abandon the Entrada project. The lenders under our senior secured revolving credit facility have amended the Second Amended and Restated Credit Agreement dated September 25, 2008 to state that a default under the Callon Entrada non-recourse credit facility is not a default under their facility. In addition, this amendment eliminates a possible cross default with regard to our $200 million senior notes due 2010. Accordingly, we do not believe that a default under the CIECO agreement will have a material negative impact on our financial position, results of operations and cash flows.
          NYSE Continued Listing Standards. On March 16, 2009, we were notified by the New York Stock Exchange that we had fallen below one of the NYSE’s continued listing standards. We received this notification pursuant to Rule 802.01B(I) of the NYSE Listed Company Manual because our average market capitalization has been less than $75 million over a 30-day trading period and our last reported stockholder’s equity was less than $75 million. We submitted a plan with the NYSE on April 30, 2009, which demonstrated our ability to achieve compliance with Rule 802.01B(I) within an 18-month cure period. On June 1, 2009, the NYSE received approval from the SEC to lower the market capitalization threshold requirement to $50 million. The NYSE accepted our plan on June 12, 2009. Our common stock will continue to be listed on the NYSE during the cure period, subject to ongoing monitoring and our compliance with other NYSE continued listing requirements.
          Waiver under our Senior Secured Credit Facility. During the third quarter of 2009, we obtained waivers of certain covenants in our senior secured credit facility with Union Bank N.A. If we had not received these waivers, we would have been in default under the senior secured credit facility. We expect to require similar waivers at the end of the fourth quarter of 2009. No assurances can be made that we will receive such waivers from our bank.
Reason for the Exchange Offer and the Consent Solicitation
          The Old Notes mature in December 2010. Under current economic conditions, we believe that it will be difficult to refinance the Old Notes, and perhaps impossible. We are offering the Exchange Notes and Common and Preferred Shares to holders of our Old Notes as an alternative to the step we may be required to take if we are unable to refinance the Old Notes.

Summary of the Exchange Offer and Consent Solicitation

Purpose of the Exchange Offer	The Old Notes mature in December 2010. Under current economic conditions, we believe that it will be difficult to refinance the Old Notes, and perhaps impossible. We are making the exchange offer to provide an alternative to the holders of Old Notes to the steps we may be required to take if we are unable to refinance the Old Notes. These steps may include bankruptcy or insolvency proceedings.

The Exchange Offer	We are offering to exchange $750 principal amount of Exchange Notes, 20.625 Common Shares and 1.6875 Preferred Shares for each $1,000 principal amount of Old Notes accepted for exchange. We will pay accrued and unpaid interest at 9.75% through November 18, 2009 on each Old Note accepted for exchange and at 13% from November 19, 2009 and thereafter on each Exchange Note issued to such holder of such Old Note, with such interest to be paid on the next scheduled interest payment date of the Exchange Notes.

Conditions to Exchange Offer	The exchange offer is subject to the requirement that at least 80% in principal amount of Old Notes be validly tendered and accepted for exchange, and to certain other customary conditions.

Consent	If you tender your Old Notes in the exchange offer you will be deemed to consent to amendments to the indenture governing the Old Notes. The amendments would, in substance, (a) eliminate our obligation to comply with the provisions of Article III. Covenants (except for Sections 3.14(b) and 3.15) and Article IV. Successor Company, (b) eliminate as “Events of Default” the events described in Section 6.1(b), 6.1(c)(i) and 6.1(d)-(h), and (c) eliminate Article X. Subsidiary Guarantee and any reference to the “Subsidiary Guarantees” or “Subsidiary Guarantors.”

Required Consents	The amendments to the indenture governing the Old Notes require the consent of holders of at least 75% of the outstanding principal amount of the Old Notes. Once holders of 75% in principal amount of the Old Notes are exchanged for Exchange Notes, the amendments to the indenture governing the Old Notes will be approved even if persons retaining the Old Notes have not voted in favor of the amendments.

Exchange Agreement	We have entered into an exchange agreement with holders of 73.5% of our Old Notes. In this agreement we agreed to make the exchange offer and the holders of the Old Notes agreed to tender their old Notes in the exchange offer and to consent to the indenture amendments in the consent solicitation. The holders of the Old Notes also agree in the exchange agreement to certain restrictions on the sale of Common Shares received by them in the exchange offer.

Expiration Date	The exchange offer will expire at 5:00 p.m. New York

City time, on Wednesday, November 18, 2009, unless extended or earlier terminated by us. We may extend the expiration date for any reason, but we will not extend the offer beyond December 31, 2009 unless we have not had the indenture governing the Exchange Notes qualified by the SEC by such date. If we decide to extend it, we will announce any extensions by press release or other permitted means no later than 9:00 a.m. on the business day after the scheduled expiration of the exchange offer.

Withdrawal of Tenders	Tenders of Old Notes may be withdrawn in writing at any time prior to 5:00 p.m., New York City time, on the expiration date.

Procedures for Exchange	In order to exchange Old Notes, you must tender the Old Notes. All of the Old Notes are currently represented by a Global Note held by DTC, so all beneficial holders will need to comply with DTC’s ATOP procedures described below. We will determine in our reasonable discretion whether any Old Notes have been validly tendered.

Old Notes may be tendered by electronic transmission of acceptance through The Depository Trust Company’s, or DTC’s, Automated Tender Offer Program, or ATOP, procedures for transfer. Custodial entities that are participants in DTC must tender Old Notes through DTC’s ATOP. Please carefully follow the instructions contained in this document on how to tender your securities.

If you decide to tender Old Notes in the exchange offer, you may withdraw them at any time prior to the expiration of the exchange offer.

If the conditions to this exchange offer are not met or we decide for any reason not to accept any Old Notes for exchange, we will promptly return Old Notes that have been tendered without expense promptly after the expiration or termination of the exchange offer.

Acceptance of Old Notes	We will accept all Old Notes validly tendered and not withdrawn as of the expiration of the exchange offer and will issue the Exchange Notes and Common and Preferred Shares promptly after expiration of the exchange offer, upon the terms and subject to the conditions in this memorandum. We will accept Old Notes for exchange after the exchange agent has received a timely book-entry confirmation of transfer of Old Notes into the exchange agent’s DTC account. Our oral or written notice of acceptance to the exchange agent will be considered our acceptance of the exchange offer.

Amendment of the Exchange Offer	We reserve the right not to accept any of the Old Notes tendered, and to otherwise interpret or modify the terms of this exchange offer, provided that we will comply with applicable laws that require us to extend the period during which securities may be tendered or withdrawn as a result of changes in the terms of or information relating to the exchange offer.

Use of Proceeds	We will not receive any proceeds from this exchange offer. Old Notes that are validly tendered and exchanged pursuant to the exchange offer will be retired and canceled. Accordingly, our issuance of Exchange Notes and Common and Preferred Shares will not result in any cash proceeds to us.

Taxation	Although it is not entirely free from doubt, it is likely that the exchange of Old Notes for Exchange Notes and Common and Preferred Shares will constitute a tax-free recapitalization. Consequently, holders generally should not recognize any income or gain on the exchange, except to the extent of any accrued and unpaid interest on the Old Notes not previously included in income by the holders. Holders of Old Notes are urged to consult their own tax advisors. See “Certain United States Federal Income Tax Consequences.”

Old Notes Not Validly Tendered or Accepted for Exchange	Any Old Notes not validly tendered or not accepted for exchange for any other reason will be returned without expense to you as promptly as practicable after the expiration or termination of this exchange offer. If you do not exchange your Old Notes in this exchange offer, or if your Old Notes are not accepted for exchange, you will continue to hold your Old Notes and will be entitled to all the rights and subject to all the limitations applicable to the Old Notes.

Exchange Agent	American Stock Transfer & Trust Company is the exchange agent for this exchange offer. Its address and telephone numbers are located on the back cover of this memorandum.

Global Note	The Old Notes were, and any Exchange Notes issued in exchange for Old Notes tendered pursuant to DTC’s ATOP procedures will be, issued in the form of one or more fully registered global certificates (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC. Where the indenture refers to a specified percentage of Holders voting, giving notices or taking other action thereunder the term Holder will mean the beneficial holders of such specified percentage.

Material Differences Between The Old Notes And Exchange Notes
          The material differences between the Old Notes and Exchange Notes are illustrated in the table below. The table below is qualified in its entirety by the information contained in this memorandum and the documents governing the Old Notes and the Exchange Notes, copies of which have been filed with the SEC. For a more detailed description of the Exchange Notes, see “Description of Exchange Notes.” The Old Notes and the Exchange Notes differ only in the manner described below.
COMPARISON OF THE OLD NOTES
AND THE EXCHANGE NOTES
          The comparison of selected terms between the Old Notes and the Exchange Notes illustrated in this section is qualified in its entirety by information contained in this memorandum, the applicable indenture and other documents governing the Old Notes and the Exchange Notes, copies of which will be provided on request to Callon at the address set forth under “Documents Incorporated by Reference”. For a more complete description, see “Description of the Exchange Notes.”

	Old Notes	Exchange Notes

Maturity Date	December 8, 2010	September 15, 2016

Interest Rate	9.75% per annum payable quarterly on each September 30, December 31, March 31 and June 30.	13% per annum payable quarterly on each September 30, December 31, March 31 and June 30.

Repayment Period	Permit us to call the Old Notes at any time until December 8, 2009 at 101% and thereafter at 100% of the principal amount thereof, plus accrued and unpaid interest.	Up to September 15, 2012, allow us to repay with the proceeds from a common stock offering or from liquidation of our Entrada properties up to 35% of the outstanding Exchange Notes at 113% of the principal amount thereof, plus accrued and unpaid interest.

Permit us to call the Exchange Notes at any time on or after September 15, 2012 at prices between 106.5% and 100% of the principal amount thereof, plus accrued and unpaid interest.

Conversion Rights	None.	None.

Subordination	Unsecured and equal in ranking to all of Callon’s other existing and future unsecured senior indebtedness and effectively subordinated to all existing and future secured indebtedness of Callon and its subsidiaries.	Secured by a second lien on our oil and gas properties until less than $10 million in principal amount of the Old Notes remain outstanding.

	Old Notes	Exchange Notes

Securities Act Registration	Freely transferable by the holders, unless such holders are our affiliates.	Freely transferable by the holders, unless such holders are our affiliates.
SUMMARY OF EXCHANGE NOTES

Issuer	Callon Petroleum Company

Exchange Note Guarantees	The Exchange Notes will be fully and unconditionally guaranteed on a senior secured basis by each of our existing subsidiaries (other than our Unrestricted Subsidiaries) and any domestic restricted subsidiaries created or acquired by us after the issue date.

Exchange Notes	Up to $150,000,000 aggregate principal amount of 13% Senior Notes due September 15, 2016.

Offering Price	100% of the principal amount of the Exchange Notes.

Maturity of Notes	September 15, 2016.

Interest Payment Dates	September 30, December 31, March 31 and June 30 of each year, commencing on September 30, 2009. Interest on the Exchange Notes will begin to accrue as of November 18, 2009. Interest on any tendered Old Notes will accrue through November 19, 2009.

Ranking	The Exchange Notes will be our senior secured obligations. The Exchange Notes will rank equally with all of our other senior indebtedness and will rank senior to all of our subordinated indebtedness. The Exchange Note guarantees will be secured and will rank equally in right of payment with all of the existing and future senior indebtedness of the note guarantors and senior to all of the existing and future subordinated obligations of the note guarantors. In addition to the $200.0 million in principal amount of Old Notes, we had no borrowings in senior secured indebtedness outstanding under our senior secured credit facility as of September 30, 2009.

Security	The Exchange Notes and Exchange Notes guarantees will be secured by a second lien on substantially all of our assets and the assets of the Exchange Note guarantors pursuant to certain mortgages, security agreements and other collateral documents between us and Regions Bank, as Collateral Agent for the holders of the Exchange Notes. The indebtedness under our senior secured credit facility is secured by a first lien on all of the assets securing the Exchange Notes, so the Exchange Notes are effectively subordinated to the indebtedness under our senior secured credit facility. All liens securing the Exchange Notes and the Exchange Notes guarantees will be released when the aggregate outstanding principal amount of the Old Notes is less than $10,000,000.

Sinking Fund	None.

Redemption of Exchange Notes at Our Option	The Exchange Notes may not be redeemed at our option until September 15, 2012. During each 12 month period ending on September 15 of the year set forth below, the Exchange Notes may be redeemed at our option for the principal amount set forth below:

2013 106.5 2014 103.25 2015 101.625 2016 100%

In addition, we may redeem up to 35% of the principal amount of Exchange Notes at 113% of principal amount from the proceeds of an equity offering or from the cash proceeds of the wind down of our Entrada project not reflected on our balance sheet.

Repurchase at Option of Holder Upon a Change of Control	If we experience specific kinds of changes in control, we will be required to offer to repurchase the Exchange Notes for cash at a 1% premium as described under “Description of the Exchange Notes — Change in Control.” Our senior secured credit facility currently prohibits us from purchasing any of the Exchange Notes, which would include any purchase we may be required to make as a result of a change in control. We cannot assure you that we will be able to amend the senior secured credit facility to permit the purchase of Exchange Notes or refinance the senior secured credit facility with lenders who will allow us to make the required purchases. Also, if a change in control were to occur, there can be no assurance that we will have sufficient funds to purchase any of the Exchange Notes or be permitted under the terms of other agreements to purchase the Exchange Notes. See “Risk Factors” for a description of the possible effects if we are unable to purchase the Exchange Notes upon a change in control.

Certain Covenants	We will issue the Exchange Notes under an indenture with American Stock Transfer & Trust Company. The indenture governing the Exchange Notes contains covenants that limit our ability and the ability of certain of our subsidiaries to, among other things:

• incur additional indebtedness; • pay dividends or repurchase our capital stock; • enter into transactions with our affiliates; • dispose of assets; or • engage in mergers and consolidations.

These covenants are subject to a number of important qualifications and limitations.

See “Description of the Exchange Notes” for more detailed information about the terms of the Exchange Notes.
SUMMARY OF PREFERRED STOCK

Issuer	Callon Petroleum Company

Offering Price	$66.67 per share.

Aggregate Amount	$22.5 million.

Dividend Amount	18% per annum, payable semi-annually on each September 15 and March 15, beginning March 15, 2010, and increasing by 1% on each March 15 and September 15 beginning September 15, 2010, subject to a cap of 25%.

Conversion	Upon the amendment of our charter to increase the number of authorized common shares, the preferred stock is automatically convertible by the company into 10 shares of common stock for each share of preferred stock, or an aggregate of 3.375 million shares of common stock for all shares of preferred stock outstanding (assuming all of the Old Notes participate in the exchange offer).

Sinking fund	None.

NYSE rules	Under the rules of the New York Stock Exchange we cannot convert the preferred stock in exchange for our common stock without prior shareholder approval.

Authorized Common Stock	We currently are authorized to issue 30 million shares of common stock, and following the exchange offer expect to have outstanding 25,958,094 shares of common stock if the holders of all of the Old Notes participate in the exchange offer.

Shareholder Approval	We plan to ask our shareholders to approve the issuance of common stock upon conversion of the preferred stock and to increase the number of our authorized shares following the closing of the exchange offer. If these are approved by our shareholders, promptly thereafter the preferred shares will be converted into common shares.

RISK FACTORS
          You should carefully consider the specific risk factors set forth below, as well as the specific risk factors relating to our business and our industry before deciding to invest in the Exchange Notes and Common and Preferred Shares. You should also consider the other information contained or incorporated by reference in this memorandum before deciding to invest in the Exchange Notes and Common and Preferred Shares. This memorandum contains or incorporates statements that constitute forward-looking statements regarding, among other matters, our intent, belief or current expectations about our business. These forward-looking statements are subject to risks, uncertainties and assumptions.
Risks Related to the Exchange Notes and Common and Preferred Shares
Our substantial debt could adversely affect our cash flow and prevent us from fulfilling our obligations under the Exchange Notes and Preferred Shares.
          As of June 30, 2009 we had $200.7 million of total debt and stockholders’ deficit of $140.7 million. Our ability to make payments on our debt, operate our business and to fund planned capital expenditures will depend on our ability to generate cash in the future. The Exchange Notes and Preferred Shares will require us to pay annually an aggregate of $23.6 million in interest to our noteholders and holders of the Preferred Shares. Our substantial debt service obligations could have important consequences to you, including the following:
•	limit our ability to borrow money or sell stock to fund our working capital, capital expenditures, debt service requirements or other purposes;

•	make it more difficult for us to satisfy our obligations on the Exchange Notes;

•	increase our vulnerability to compete effectively or operate successfully under adverse economic and industry conditions;

•	limit our ability to obtain additional financing and our flexibility in planning for, or reacting to, changes in our business or industry;

•	the dedication of a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness would reduce the amount of cash available for other purposes;

•	increase our vulnerability to interest rate increases as the borrowings under our senior secured revolving credit facility are at variable interest rates;

•	place us at a competitive disadvantage to many of our competitors who are less leveraged than we are; and

•	cause a material adverse effect on our business and financial condition if we were unable to service our indebtedness or obtain additional financing, as needed.
          Despite our substantial indebtedness, we may still be able to incur significantly more debt, which would further reduce the cash we have available to invest in our operations or to service our debt obligations. The terms of the indenture governing the Exchange Notes and the terms of our senior secured revolving credit facility and the agreements governing our other indebtedness, limit, but do not prohibit, the incurrence of additional indebtedness by us and our subsidiaries in the future.
          As of June 30, 2009, we had approximately $38.7 million available for additional borrowings under the revolving credit facility portion of our senior credit facility. The more leveraged we become, the more we, and in turn the holders of our indebtedness, become exposed to the risks described above.
To service our debt, we will require a significant amount of cash, which may not be available to us.
          Our ability to make payments on, or repay or refinance, our debt, including the Exchange Notes, to make interest payments on the Preferred Shares, and to fund planned capital expenditures will depend largely upon our future operating performance. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future will depend on the satisfaction of the covenants in our senior credit facility and our other debt agreements, including the indenture governing the Exchange Notes, and other agreements we may enter into in the future. Specifically, we will need to maintain certain financial ratios. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior credit facility or from other sources in an amount sufficient to enable us to pay our debt, including the Exchange Notes, or to fund our other liquidity needs.
          In addition, prior to the repayment of the Exchange Notes, we will be required to repay or refinance our senior secured credit facility, which matures in 2012. We cannot assure you that we will be able to refinance any of our debt on commercially reasonable terms or at all. If we were unable to make payments or refinance our debt or obtain new financing under these circumstances, we would have to consider other options, such as sales of assets, sales of equity and/or negotiations with our lenders to restructure the applicable debt. Our credit agreements and the indenture governing the Exchange Notes may restrict our business or market conditions may limit our ability to do some of these things.
Our debt instruments include restrictive and financial covenants that limit our operating flexibility.
          Our senior secured credit facility requires us to maintain certain financial ratios, and our senior secured credit facility and the indenture governing the Exchange Notes contain covenants that, among other things, restrict our ability to take specific actions, even if we believe such actions are in our best interest. These include, among other things, restrictions on our ability to:
•	incur additional debt;

•	create liens or negative pledges with respect to our assets;

•	pay dividends or distributions on, or redeem or repurchase, our capital stock;

•	make investments, loans or advances or other forms of payments;

•	issue, sell or allow distributions on capital stock of specified subsidiaries;

•	enter new lines of business;

•	prepay or defease specified indebtedness, including the Exchange Notes;

•	enter into transactions with affiliates; or

•	merge, consolidate or sell our assets.
          Any failure to comply with the restrictions of our senior secured credit facility or the indenture governing the Exchange Notes or existing and any subsequent financing agreements may result in an event of default. Such default may allow our creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, these creditors may be able to terminate any commitments they had made to provide us with further funds. See “Description of the Exchange Notes—Certain Covenants” for more information on our restrictive and financial covenants.

Waiver under our senior secured credit facility.
          During the third quarter of 2009, we obtained waivers of certain covenants in our senior secured credit facility with Union Bank N.A. If we had not received these waivers, we would have been in default under the senior secured credit facility. We expect to require similar waivers at the end of the fourth quarter of 2009. No assurances can be made that we will receive such waivers from our bank.
Although the Exchange Notes are referred to as senior secured notes, they are effectively subordinated to our and the subsidiary guarantors’ debt under our senior secured credit facility.
          Borrowings under our senior secured credit facility are secured by a first priority security interest in substantially all of our and our subsidiary guarantor’s tangible and intangible property and assets, including substantially all of our reserves, and will include a lien on all capital stock of our present and future domestic restricted subsidiaries. The Exchange Notes will be secured by a second lien on those assets. The lenders under our senior credit facility have agreed to an Intercreditor Agreement that will be binding upon completion of the exchange offer on the holders of the Exchange Notes. The Intercreditor Agreement provides for certain correlative rights of the lenders under our senior secured credit facility, on the one hand and the holders of the Exchange Notes, on the other hand with respect to the enforcement and exercise of remedies with respect to their respective liens on our assets and related matters.
The guarantees may not be enforceable because of fraudulent conveyance laws or state corporate laws prohibiting shareholder distributions by an insolvent subsidiary.
          The subsidiary guarantors’ guarantees of the Exchange Notes may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws or state laws prohibiting guarantees or other shareholder distributions by an insolvent subsidiary if a bankruptcy lawsuit or other action is commenced by or on behalf of our or the subsidiary guarantors’ unpaid creditors.
          Under these laws, if in such a lawsuit a court were to find that, at the time a subsidiary guarantor incurred debt (including debt represented by the guarantee), such subsidiary guarantor:
•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors;

•	received less than reasonably equivalent value or fair consideration for incurring this debt and the subsidiary guarantor (a) was insolvent or was rendered insolvent by reason of incurring this debt, (b) was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature; or

•	in some states, had assets valued at less than its liabilities, or would not be able to pay its debts as they become due in the usual course of business (regardless of the consideration for incurring the debt);
then the court could void the guarantee or subordinate the amounts owing under the guarantee to the subsidiary guarantor’s presently existing or future debt or take other actions detrimental to you.
          The subsidiary guarantors may be subject to the allegation that, since they incurred their guarantees for our benefit, they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration. The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee:
•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts, including contingent liabilities, is greater than its assets at fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.
          If a guarantee is voided as a fraudulent conveyance, is a prohibited distribution to the parent shareholder or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be a creditor of Callon Petroleum Company or that of any subsidiary guarantor whose obligation was not set aside or found to be unenforceable. In addition, the loss of a guarantee will constitute a default under the indenture, which default could cause all outstanding Exchange Notes to become immediately due and payable.
We may be unable to make a change of control offer required by the indenture governing the Exchange Notes, which would cause defaults under the indenture governing the Exchange Notes, our senior secured credit facility and other financing arrangements.
          The terms of the Exchange Notes require us to make an offer to repurchase the Exchange Notes upon the occurrence of a change of control at a purchase price equal to 101% of the principal amount of the Exchange Notes, plus accrued and unpaid interest, if any, to the date of the purchase. The terms of our senior secured credit facility require, and future financing and other arrangements may require, repayment of amounts outstanding in the event of a change of control and prohibit us from repurchasing your Exchange Notes while commitments or amounts are outstanding under the senior secured credit facility. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of Exchange Notes or that restrictions in our senior credit facility, and other financing agreements will not allow the repurchases. See “Description of the Exchange Notes—Repurchase Upon a Change of Control.”
          In addition, it is not certain whether we would be required to make a change in control offer to repurchase the Exchange Notes upon certain asset sales, because the meaning of “substantially all” assets, the sale of which would constitute a change of control, is not established under applicable law. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Exchange Notes to require us to repurchase such Exchange Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the company and its subsidiaries taken as a whole to another person or group may be uncertain. See “Description of the Exchange Notes—Certain Covenants—Asset Sales.”
We will be required to pay the principal of any Old Notes not acquired by us in the exchange offer on December 8, 2010. No assurances can be made that we will have sufficient funds available to us to make such payments.
          We may close the exchange offer if at least $160 million of Old Notes is exchanged in the offer. This could leave up to $40 million in principal amount of Old Notes outstanding after the exchange offer, which we would be required to pay on their maturity date of December 8, 2010. We cannot assure you that we will have sufficient cash available to us to make such payments on that date. If we are unable to pay any Old Notes upon maturity, an event of default would occur under the indenture for the Old Notes.
There is no public market for the Exchange Notes or Preferred Shares.
          The Exchange Notes and Preferred Shares are new securities for which there currently is no market. Any market that develops may not last. We do not intend to apply for listing of the Exchange Notes or Preferred Shares on any securities exchange or other stock market.
The market price of the Common Shares could decrease as a result of the impact of the significant increase in the number of our outstanding shares that may result from the issuance of Common Shares and convertible Preferred Shares in the exchange offer.
          As of September 30, 2009, we had approximately 21,805,311 outstanding shares of common stock, all of which are transferable without restriction or further registration under the Securities Act, except for any shares held by our affiliates. As of that date, we also had outstanding options held by management and directors to purchase approximately 904,675 shares of our common stock, approximately 804,800 shares of our common stock subject to future vesting of performance shares and restricted stock units, and under our current stock incentive plans, we may issue stock awards for an additional 488,862 shares of our common stock. Assuming that all of the Old Notes are exchanged in the exchange offer, we would issue 4,125,000 Common Shares and Preferred Shares convertible into 3,375,000 Common Shares in the exchange offer. The impact of the issuance of a significant amount of common stock may place substantial downward pressure on the market price of our common stock.
          The Common Stock issued pursuant to the exchange offer is expected to be freely tradable and will not constitute “restricted securities” as defined in Rule 144 of the Securities Act and may generally be resold by a holder who is not (i) an “affiliate” of Callon within the meaning of Rule 144 of the Securities Act or (ii) a broker-dealer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such common stock was acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of common stock.
          The sale or expectation of sales of a large number of shares of common stock in the public market might negatively affect the market price of our common stock.
All of our debt obligations will have priority over our common stock with respect to payment in the event of a liquidation or bankruptcy.
          Upon any voluntary or involuntary liquidation or bankruptcy of Callon, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation or bankruptcy until after our obligations to our debt holders (secured and unsecured) have been satisfied.
If we aren’t able to achieve compliance with the continued listing standards of the NYSE, our common stock could be delisted.
          On March 16, 2009, we were notified by the New York Stock Exchange that we had fallen below one of the NYSE’s continued listing standards. We received this notification pursuant to Rule 802.01B(I) of the NYSE Listed Company Manual because our average market capitalization has been less than $75 million over a 30-day trading period and our last reported stockholder’s equity was less than $75 million. We submitted a plan with the NYSE on April 30, 2009, which demonstrated our ability to achieve compliance with Rule 802.01B(I) within an 18 month cure period. On June 1, 2009, the NYSE received approval from the SEC to lower the market capitalization threshold requirement to $50 million. The NYSE accepted the plan on June 12, 2009. Our common stock will continue to be listed on the NYSE during the cure period, subject to ongoing monitoring and our compliance with other NYSE continued listing requirements.
We do not expect to pay dividends on our common stock in the foreseeable future.
          Our Board of Directors has not declared cash dividends on our common stock and it is unlikely that we will pay any dividends on our Common Stock in the foreseeable future. In any event, the declaration and payment of future dividends by our Board of Directors will be dependent upon our earnings and financial condition, economic and market conditions and other factors deemed relevant by the Board of Directors.
The holders of the Exchange Notes may not be able to realize fully the value of the liens securing the Exchange Notes.
          The Exchange Notes are secured by second-priority liens on substantially all of our assets and the assets of our subsidiary guarantors, subject to certain permitted prior liens. Such second-priority liens will be released when the aggregate outstanding principal amount of the Old Notes is less than $10 million, at which time the Exchange Notes will become general unsecured obligations. The same assets have also been pledged to secure existing and future first-priority secured debt. To the extent that any of these assets are released from the liens securing our senior secured credit facility, these assets will also be released from the liens securing the Exchange Notes. The Exchange Notes will be effectively subordinated in right of payment to all of our and our subsidiary guarantors’ existing and future first- priority secured debt to the extent of the value of the assets securing that debt. The holders of the first-

priority liens will receive all proceeds from the liquidation of the collateral until all obligations secured by such liens are paid in full. Following payment of the first-priority liens in full, the holders of the second-priority liens will receive all proceeds from the liquidation of the collateral until all obligations secured by such liens are paid in full. The amount to be received from a liquidation of the collateral will depend upon numerous factors including market and economic conditions, the availability of buyers, the timing and manner of sale and similar factors. There can be no assurance that the collateral can or will be liquidated in a short period of time. No independent appraisals of any of the pledged property have been prepared by or on behalf of us in connection with the issuance of Exchange Notes. Accordingly, we cannot assure you that the proceeds of any sale of the pledged assets following an acceleration of the maturity of the Exchange Notes would be sufficient to satisfy, or would not be substantially less than, amounts due on the Exchange Notes after satisfying our obligations secured by the first-priority and other permitted liens.
          If the proceeds of any sale of the pledged assets were not sufficient to repay all amounts due on the Exchange Notes, the holders of the Exchange Notes (to the extent the Exchange Notes were not repaid from the proceeds of the sale of the pledged assets) would have only an unsecured claim against our remaining assets.
          In addition, the Exchange Notes may not be guaranteed by all of our subsidiaries in the future, and any non-guarantor subsidiaries are permitted to incur some indebtedness under the terms of the indenture. If a guarantor is released from its guarantee of our senior secured credit facility, that guarantor’s guarantee of the Exchange Notes will also be released. As a result, holders of the Exchange Notes offered hereby will be effectively subordinated to claims of third-party creditors of our non-guarantor subsidiaries. Claims of those other creditors, including trade creditors, holders of indebtedness or guarantees issued by these non-guarantor subsidiaries will generally have priority as to the assets of the non-guarantor subsidiary over our claims and equity interests. As a result, holders of our indebtedness, including the holders of the Exchange Notes, will be effectively subordinated to all those claims. As of the closing date, all of our subsidiaries other than Callon Entrada Company will be guarantors of the Exchange Notes.
The lien ranking and voting provisions set forth in the indenture and the Intercreditor Agreement substantially limit the rights of the holders of the Exchange Notes with respect to the collateral securing the Exchange Notes.
          The rights of the holders of the Exchange Notes with respect to the collateral securing the Exchange Notes are substantially limited pursuant to the terms of the lien-ranking and voting provisions set forth in the indenture and the Intercreditor Agreement. Under those provisions, at any time that obligations that have the benefit of the first-priority liens are outstanding, any actions that may be taken in respect of the collateral, including the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of such proceedings, and the approval of amendments to, releases of collateral from the lien of, and waivers of past defaults under, the security documents, will be at the direction of the holders of the obligations secured by the first-priority liens. The trustee, on behalf of the holders of the Exchange Notes, does not have the ability to control or direct such actions, even if the rights of the holders of the Exchange Notes are adversely affected. Our creditors with first-priority liens may have interests that are different from the interests of the holders of the Exchange Notes. Additional releases of collateral from the second-priority lien securing the Exchange Notes may be permitted under some circumstances.
The potential environmental liability of secured lenders may affect the value of the collateral for the Exchange Notes.
          We have mortgaged real property as collateral for the Exchange Notes. Real property mortgaged as security to a lender may be subject to both known and unknown environmental risks. As a holder of a security interest in real property, under certain circumstances you could be held liable for the environmental costs of remediating or preventing releases or threatened releases of hazardous substances at the mortgaged property. Under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender that participates in the management or operation of a mortgaged property can be liable as an owner or operator for certain environmental costs. In addition, if the mortgaged property were subject to material contamination, the value of the property could be substantially reduced and the lender may choose not to foreclose.
Your interest in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

          The security interest in the collateral securing the Exchange Notes includes certain of our personal property and real property and that of our subsidiaries, a pledge of certain stock and other equity interests, intercompany notes and the proceeds of the foregoing, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can be perfected only at the time such property and rights are acquired and identified. We cannot assure you that the collateral agent will monitor, or that we will inform the collateral agent of, any future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the Exchange Notes against third parties.
Your rights may be adversely affected by bankruptcy proceedings.
          An investment in the Exchange Notes, as in any type of security, involves certain insolvency and bankruptcy considerations that investors should carefully consider. In the event we, or any of our subsidiary guarantors, were to become a debtor subject to insolvency proceedings under the United States Bankruptcy Code (“Bankruptcy Code”), it is likely delays in payment of the Exchange Notes and in enforcing remedies under the Exchange Notes, any guarantee or the liens securing the Exchange Notes and the guarantees would result. Provisions under the Bankruptcy Code or general principles of equity that could result in the impairment of your rights include, but are not limited to, the automatic stay, avoidance of preferential transfers by a trustee or debtor-in-possession, substantive consolidation, limitations on collectability of unmatured interest or attorney fees and forced restructuring of the Exchange Notes.
          Under the Bankruptcy Code, a secured creditor such as the trustee or collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of such collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The term “adequate protection” is not defined under bankruptcy law and, because of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Exchange Notes could be delayed following commencement of a bankruptcy case, whether or when the trustee or collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the Exchange Notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Exchange Notes, the holders of the Exchange Notes would have “undersecured claims.” Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case. Furthermore, the undersecured portion of such claims are unsecured claims and have a lower priority than secured claims in a bankruptcy and there is a risk that the principal amount of such claims may not be repaid in full.
          Under the Bankruptcy Code, a trustee or debtor-in-possession may generally recover payments or transfers of property of a debtor if such payment or transfer:
•	was to or for the benefit of a creditor;

•	was in payment of an antecedent debt owed before the transfer was made;

•	was made while the debtor was insolvent;

•	was within 90 days (or one year if the payment was to an “insider” of the debtor) before the filing of the bankruptcy case; and

•	enabled the creditor to receive more than it would have received in a liquidation under Chapter 7 of the Bankruptcy Code if the transfer had not been made and the creditor received payment of the debt as provided in the Bankruptcy Code.
          By way of example, if payments were made on the Exchange Notes prior to the filing of a bankruptcy case and a court subsequently determined that the value of the collateral pledged by the entity making the payment was less than the debt owed, such payments could be subject to avoidance as a preferential transfer.
          A financial failure by us could also result in impairment of payment of the Exchange Notes if a bankruptcy court were to “substantively consolidate” us with our subsidiaries. If a bankruptcy court substantively consolidated us with our subsidiaries, the assets of each entity would be subject to the claims of creditors for all entities. Such a consolidation would expose the holders of the Exchange Notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base.
          Forced restructuring of the Exchange Notes could occur through the “cram-down” provision of the Bankruptcy Code. Under this provision, the Exchange Notes could be restructured over the objections of holders of the Exchange Notes as to their general terms, primarily interest rate and maturity. Additionally, the Exchange Notes could be bifurcated into secured debt and unsecured debt if a bankruptcy court were to find that the debt owed by us exceeded the value of the collateral. If this were to occur, the unsecured portion of the debt could be afforded different treatment than the secured portion of the debt, including, but not limited to, the disallowance of the accrual of post-petition interest on the Exchange Notes.
          In addition, the Intercreditor Agreement provides that, in the event of a bankruptcy, the trustee and the collateral agent may not object to a number of important matters following the filing of a bankruptcy petition so long as any first-priority lien debt is outstanding. After such a filing, the value of your collateral could materially deteriorate and you would be unable to raise an objection. The right of the holders of obligations secured by first-priority liens on the collateral to foreclose upon and sell the collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.
Any future pledge of collateral might be avoidable in bankruptcy.
          Any future pledge of collateral in favor of the collateral trustee, including pursuant to collateral agreements delivered after the date of the indenture, might be avoidable by the pledgor (as debtor-in-possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the Exchange Notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.
A subsidiary guarantee and the liens securing a guarantee could be voided if it constitutes a fraudulent transfer under the bankruptcy code or similar state law.
          Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee and the liens securing a guarantee can be voided, or claims under the guarantee and the liens securing a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:
     • was insolvent at the time of, or rendered insolvent by reason of, the incurrence of the guarantee;
     • was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or
     • intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.
          A guarantee may also be voided, without regard to the above factors, if a court found that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.
          A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a subsidiary guarantee, you would no longer have a claim against that subsidiary guarantor. Sufficient funds to repay the Exchange Notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.
          The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally a guarantor would be considered insolvent if:
     • the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;
     • the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or
     • it could not pay its debts as they become due.

          Each subsidiary guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantee from being voided under fraudulent transfer law.
Risks Relating to the Exchange Offer
If you do not exchange your Old Notes, the Exchange Notes will be secured by a second lien on our assets and the assets of our subsidiary guarantors, and will be effectively senior to the Old Notes with respect to such collateral.
          The Exchange Notes will be guaranteed by a second lien on our assets and the assets of the subsidiary guarantors until the aggregate outstanding principal amount of the Old Notes is less than $10 million. If a default were to occur with respect to the Exchange Notes at a time when more than $10 million of the Old Notes were outstanding, the holders of the Old Notes may receive the proceeds of the sale of collateral securing the Exchange Notes after the Exchange Notes are paid in full.
If you do not exchange your Old Notes, the Old Notes you retain may become less liquid as a result of the exchange offer.
          If a significant number of Old Notes are exchanged in the exchange offer, the liquidity of the trading market for the Old Notes, if any, after the completion of the exchange offer may be substantially reduced. Any Old Notes exchanged will reduce the aggregate number of Old Notes outstanding. As a result, the Old Notes may trade at a discount to the price at which they would trade if the transactions contemplated by this memorandum were not consummated, subject to prevailing interest rates, the market for similar securities and other factors. We cannot assure you that an active market in the Old Notes will exist or be maintained and we cannot assure you as to the prices at which the Old Notes may be traded.
Our Board of Directors has not made a recommendation with regard to whether or not you should tender your Old Notes in the exchange offer and we have not obtained a third-party determination that the exchange offer is fair to holders of the Old Notes.
          We are not making a recommendation as to whether holders of the Old Notes should exchange them. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of the Old Notes for purposes of negotiating the terms of the exchange offer and/or preparing a report concerning the fairness of the exchange offer. We cannot assure holders of the Old Notes that the value of the Exchange Notes and Common and Preferred Shares received in the exchange offer will in the future equal or exceed the value of the Old Notes tendered and we do not take a position as to whether you ought to participate in the exchange offer.
Risks Relating to our Business
If the United States experiences a sustained economic downturn or recession, oil and natural gas prices may fall or remain at their current depressed price for an extended period of time, which may adversely affect our results of operations.
          The unprecedented disruption in the U.S. and international credit markets has resulted in a rapid deterioration in the worldwide economy and tightening of the financial markets in the second half of 2008, and the outlook for the economy in 2009 is uncertain. The current global credit and economic environment has reduced worldwide demand for energy and resulted in significantly lower oil and natural gas prices. A sustained reduction in the prices we receive for our oil and natural gas production could have a material adverse effect on our results of operations. For example, for the quarter ending December 31, 2008, a 10% reduction in the price we received for oil and natural gas would have reduced our revenues by approximately $1.6 million. The continuation, or worsening, of domestic and global economic conditions could continue to adversely affect our business and results of operations.

We may not be able to obtain funding on acceptable terms or at all because of the deterioration of the credit and capital markets. This may hinder or prevent us from meeting our future capital needs including the need to refinance $200 million in senior notes in 2010.
          Global financial markets and economic conditions have been, and continue to be, disrupted and volatile due to a variety of factors. As a result, the cost of raising money in the debt and equity capital markets has increased substantially while the availability of funds from those markets has diminished significantly. As a result of concerns about the stability of financial markets generally and the solvency of lending counterparties specifically, the cost of obtaining money from the credit markets generally has increased as many lenders and institutional investors have increased interest rates, enacted tighter lending standards, refused to refinance existing debt on similar terms or at all and reduced, or in some cases ceased, to provide funding to borrowers. In addition, lending counterparties under our existing senior secured credit facility and $200 million in senior notes may be unwilling or unable to meet their funding obligations.
          Due to these factors, we cannot be certain that new debt or equity financing will be available on acceptable terms. Over the next 15 months, we will be required to refinance our $200 million of senior notes. If funding is not available when needed, or is available only on unfavorable terms, we may be unable to meet our obligations as they come due. Moreover, without adequate funding, we may be unable to execute our growth strategy, take advantage of other business opportunities or respond to competitive pressures, any of which could have a negative effect on our revenues and results of operations.
We may be unable to integrate successfully the operations of future acquisitions with our operations and we may not realize all the anticipated benefits of any future acquisition.
          We intend to focus on producing property acquisitions. Integration of corporate acquisitions with our existing business and operations will be a complex, time consuming and costly process. We cannot assure you that we will achieve the desired profitability from any acquisitions we may complete in the future. In addition, failure to assimilate future acquisitions successfully could adversely affect our financial condition and results of operations.
          Our acquisitions may involve numerous risks, including:
•	operating a larger combined organization and adding operations;

•	difficulties in the assimilation of the assets and operations of the acquired business, especially if the assets acquired are in a new business segment or geographic area;

•	the risk that oil and natural gas reserves acquired may not be of the anticipated magnitude or may not be developed as anticipated;

•	the loss of significant key employees from the acquired business:

•	the diversion of management’s attention from other business concerns;

•	the failure to realize expected profitability or growth;

•	the failure to realize expected synergies and cost savings;

•	coordinating geographically disparate organizations, systems and facilities; and

•	coordinating or consolidating corporate and administrative functions.
          Further, unexpected costs and challenges may arise whenever businesses with different operations or management are combined, and we may experience unanticipated delays in realizing the benefits of an acquisition. If we consummate any future acquisition, our capitalization and results of operation may change significantly, and you may not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in evaluating future acquisitions.

Hedging transactions and receivables expose us to counterparty credit risk.
          Our hedging transactions expose us to risk of financial loss if a counterparty fails to perform under a contract. We use master agreements which allow us, in the event of default, to elect early termination of all contracts with the defaulting counterparty. If we choose to elect early termination, all asset and liability positions with the defaulting counterparty would be net settled at the time of election. We also monitor the creditworthiness of our counterparty on an ongoing basis. However, the current disruptions occurring in the financial markets could lead to sudden changes in a counterparty’s liquidity, which could impair their ability to perform under the terms of the hedging contract. We are unable to predict sudden changes in a counterparty’s creditworthiness or ability to perform. Even if we do accurately predict sudden changes, our ability to negate the risk may be limited depending upon market conditions.
          During periods of falling commodity prices, such as in late 2008, our hedge receivable positions increase, which increases our exposure. If the creditworthiness of our counterparty, which is a major financial institution, deteriorates and results in its nonperformance, we could incur a significant loss.
          Some of our customers are experiencing, or may experience in the future, severe financial problems that have had or may have a significant impact on their creditworthiness. We cannot provide assurance that one or more of our financially distressed customers will not default on their obligations to us or that such a default or defaults will not have a material adverse effect on our business, financial position, future results of operations, or future cash flows. Furthermore, the bankruptcy of one or more of our customers, or some other similar proceeding or liquidity constraint, might make it unlikely that we would be able to collect all or a significant portion of amounts owed by the distressed entity or entities. In addition, such events might force such customers to reduce or curtail their future use of our products and services, which could have a material adverse effect on our results of operations and financial condition.
Continued depressed oil and gas prices may adversely affect our results of operations and financial condition.
          Our success is highly dependent on prices for oil and gas, which are extremely volatile. Oil and gas prices are currently lower than in early 2008. Extended low prices for oil or gas will have a material adverse effect on us. Oil and gas markets are both seasonal and cyclical. The prices of oil and gas depend on factors we cannot control such as weather, economic conditions, and levels of production, actions by OPEC and other countries and government actions. Prices of oil and gas will affect the following aspects of our business:
•	our revenues, cash flows and earnings;

•	the amount of oil and gas that we are economically able to produce;

•	our ability to attract capital to finance our operations and the cost of the capital;

•	the amount we are allowed to borrow under our senior secured credit facility;

•	the value of our oil and gas properties; and

•	the profit or loss we incur in exploring for and developing our reserves.
Our reserve information represents estimates that may turn out to be incorrect if the assumptions upon which these estimates are based are inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.
          The process of estimating oil and gas reserves is complex. It requires interpretations of available technical data and various assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves shown in this annual report.
          In order to prepare these estimates, we must project production rates and the timing of development expenditures. The assumptions regarding the timing and costs to commence production from our deepwater wells used in preparing our reserves are often subject to revisions over time as described under “Our deepwater operations have special operational risks that may negatively affect the value of those assets.” We must also analyze available geological, geophysical, production and engineering data, the extent, quality and reliability of which can vary. The process also requires us to make economic assumptions, such as oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Therefore, estimates of oil and gas reserves are inherently imprecise.
          Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves most likely will vary from the estimates. Any significant variance could materially affect the estimated quantities and present value of reserves shown in this report. In addition, estimates of proved reserves may be adjusted to reflect production history, results of exploration and development, prevailing oil and gas prices and other factors, many of which are beyond our control.
          Also, under MMS rules governing our deepwater Medusa property and several of our shallow water, deep natural gas properties and prospects, we are eligible for royalty suspensions depending on the difference between the average monthly New York Mercantile Exchange (NYMEX) sales price for oil or gas and price thresholds set by the MMS. As a result, our reserve estimates may increase or decrease depending upon the relation of price thresholds versus the average NYMEX prices. You should not assume that the present value of future net cash flows from our proved reserves referred to in this report is the current market value of our estimated oil and gas reserves. In accordance with SEC requirements, we generally base the estimated discounted future net cash flows from our proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may differ materially from those used in the present value estimate.
          The discounted present value of our oil and gas reserves is prepared in accordance with guidelines established by the SEC. A purchaser of reserves would use numerous other factors to value the reserves. The discounted present value of reserves, therefore, does not necessarily represent the fair market value of those reserves.
          On December 31, 2008, approximately 26% of the discounted present value of our estimated net proved reserves was proved undeveloped. Proved undeveloped reserves represented 24% of total proved reserves. Most of these proved undeveloped reserves were attributable to our deepwater properties. Development of these properties is subject to additional risks as described below.
Information about reserves constitutes forward-looking information. See “Forward-Looking Statements” for information regarding forward-looking information.
Unless we are able to replace reserves which we have produced, our cash flows and production will decrease over time.
          Our future success depends upon our ability to acquire, find and develop oil and gas reserves that are economically recoverable. As is generally the case for Gulf of Mexico properties, our producing properties usually have high initial production rates, followed by a steep decline in production. As a result, we must continually locate and develop or acquire new oil and gas reserves to replace those being depleted by production. We must do this even during periods of low oil and gas prices when it is difficult to raise the capital necessary to finance these activities. This is particularly so during the present banking and economic crisis coinciding with periods of high operating costs when it is expensive to contract for drilling rigs and other equipment and personnel necessary to explore for oil and gas. Without successful exploration or acquisition activities, our reserves, production and revenues will decline rapidly. We cannot assure you that we will be able to find and develop or acquire additional reserves at an acceptable cost.
          Also, because of the aggregate short life of our reserves, our return on the investment we make in our oil and gas wells and the value of our oil and gas wells will depend significantly on prices prevailing during relatively short production periods.
          A significant part of the value of our production and reserves is concentrated in a small number of offshore properties, and any production problems or inaccuracies in reserve estimates related to those properties would adversely impact our business. During 2008, approximately 74% of our daily production came from five of our properties in the Gulf of Mexico. Moreover, one property accounted for 31% of our production during this period. In addition, at December 31, 2008, most of our proved reserves were located in two fields in the Gulf of Mexico, with approximately 80% of our total net proved reserves attributable to these properties. If mechanical problems, storms or other events curtailed a substantial portion of this production or if the actual reserves associated with any one of these producing properties are less than our estimated reserves, our results of operations and financial condition could be adversely affected.
Our exploration projects increases the risks inherent in our oil and gas activities.
          Part of our business strategy is to replace reserves through exploration, where the risks are greater than in acquisitions and development drilling. Although we have been successful in exploration in the past, we cannot assure you that we will continue to increase reserves through exploration or at an acceptable cost. Additionally, we are often uncertain as to the future costs and timing of drilling, completing and producing wells. Our drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:
•	unexpected drilling conditions;

•	pressure or inequalities in formations;

•	equipment failures or accidents;

•	adverse weather conditions;

•	governmental requirements; and

•	shortages or delays in the availability of drilling rigs and the delivery of equipment.
We do not operate all of our properties and have limited influence over the operations of some of these properties, particularly two of our deepwater properties.
          Our lack of control could result in the following:
•	the operator may initiate exploration or development at a faster or slower pace than we prefer;

•	the operator may propose to drill more wells or build more facilities on a project than we have funds for or that we deem appropriate, which may mean that we are unable to participate in the project or share in the revenues generated by the project even though we paid our share of exploration costs; and

•	if an operator refuses to initiate a project, we may be unable to pursue the project.
Any of these events could materially reduce the value of our non-operated properties.
Our deepwater operations have special operational risks that may negatively affect the value of those assets.
          Drilling operations in the deepwater area are by their nature more difficult and costly than drilling operations in shallow water. Deepwater drilling operations require the application of more advanced drilling technologies involving a higher risk of technological failure and usually have significantly higher drilling costs than shallow water drilling operations. Deepwater wells are completed using sub-sea completion techniques that require substantial time and the use of advanced remote installation equipment. These operations involve a high risk of mechanical difficulties and equipment failures that could result in significant cost overruns.
          In deepwater, the time required to commence production following a discovery is much longer than in shallow water and on-shore. Deepwater discoveries require the construction of expensive production facilities and pipelines prior to production. We cannot estimate the costs and timing of the construction of these facilities with certainty, and the accuracy of our estimates will be affected by a number of factors beyond our control, including the following:

•	decisions made by the operators of our deepwater wells;

•	the availability of materials necessary to construct the facilities;

•	the proximity of our discoveries to pipelines;

•	the price of oil and natural gas; and

•	regulatory requirements.
          Delays and cost overruns in the commencement of production will affect the value of our deepwater prospects and the discounted present value of reserves attributable to those prospects.
Competitive industry conditions may negatively affect our ability to conduct operations.
          We operate in the highly competitive areas of oil and gas exploration, development and production. We compete for the purchase of leases in the Gulf of Mexico granted by the U. S. government and from other oil and gas companies. These leases include exploration prospects as well as properties with proved reserves. Factors that affect our ability to compete in the marketplace include:
•	our access to the capital necessary to drill wells and acquire properties;

•	our ability to acquire and analyze seismic, geological and other information relating to a property;

•	our ability to retain the personnel necessary to properly evaluate seismic and other information relating to a property;

•	the location of, and our ability to access, platforms, pipelines and other facilities used to produce and transport oil and gas production;

•	the standards we establish for the minimum projected return on an investment of our capital; and

•	the availability of alternate fuel sources.
          Our competitors include major integrated oil companies, substantial independent energy companies, and affiliates of major interstate and intrastate pipelines and national and local gas gatherers, many of which possess greater financial, technological and other resources than we do.
Our competitors may use superior technology, which we may be unable to afford or which would require costly investment by us in order to compete.
          Our industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies. As our competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. In addition, our competitors may have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. One or more of the technologies that we currently use or that we may implement in the future may become obsolete, and we may be adversely affected. For example, marine seismic acquisition technology has been characterized by rapid technological advancements in recent years, and further significant technological developments could substantially impair our 3-D seismic data’s value.
We may not be able to replace our reserves or generate cash flows if we are unable to raise capital. We will be required to make substantial capital expenditures to acquire proved producing properties, develop our existing reserves, and to discover new oil and gas reserves.
          Historically, we have financed these expenditures primarily with cash from operations, proceeds from bank borrowings and proceeds from the sale of debt and equity securities. We cannot assure you that we will be able to raise capital in the future. We also make offers to acquire oil and gas properties in the ordinary course of our business. If these offers are accepted, our capital needs may increase substantially.
          We expect to continue using our senior secured revolving credit facility to borrow funds to supplement our available cash. The amount we may borrow under our senior secured credit facility may not exceed a certain amount determined by the lenders under such facility based on their projections of our future production, production costs, taxes, commodity prices and any other factors deemed relevant by our lenders. We cannot control the assumptions the lenders use to calculate the amount we can borrow. The lenders may, without our consent, adjust the amount we can borrow quarterly or in situations where we purchase or sell assets or issue debt securities. If our borrowings under the senior secured credit facility exceed the permitted amount, the lenders may require that we repay the excess. If this were to occur, we might have to sell assets or seek financing from other sources. Sales of assets could further reduce the amount we can borrow.
          We cannot assure you that we would be successful in selling assets or arranging substitute financing. If we were not able to repay borrowings under our senior secured credit facility to reduce the outstanding amount to less than the permitted amount, we would be in default under our senior secured credit facility.
Our decision to drill a prospect is subject to a number of factors, and we may decide to alter our drilling schedule or not drill at all.
          A prospect is a property on which we have identified what our geoscientists believe, based on available seismic and geological information, to be indications of hydrocarbons. Our prospects are in various stages of evaluation, ranging from a prospect which is ready to drill to a prospect which will require substantial additional seismic data processing and interpretation. Whether we ultimately drill a prospect may depend on the following factors:
•	receipt of additional seismic data or the reprocessing of existing data;

•	material changes in oil or gas prices;

•	the costs and availability of drilling rigs;

•	the success or failure of wells drilled in similar formations or which would use the same production facilities;

•	availability and cost of capital;

•	changes in the estimates of the costs to drill or complete wells;

•	our ability to attract other industry partners to acquire a portion of the working interest to reduce exposure to costs and drilling risks; and

•	decisions of our joint working interest owners.
          We will continue to gather data about our prospects and it is possible that additional information may cause us to alter our drilling schedule or determine that a prospect should not be pursued at all. You should understand that our plans regarding our prospects are subject to change.
Weather, unexpected subsurface conditions, and other unforeseen operating hazards may adversely impact our ability to conduct business.
          There are many operating hazards in exploring for and producing oil and gas, including:
•	our drilling operations may encounter unexpected formations or pressures, which could cause damage to equipment or personal injury;

•	we may experience equipment failures which curtail or stop production;

•	we could experience blowouts or other damages to the productive formations that may require a well to be re-drilled or other corrective action to be taken; and

•	because of these or other events, we could experience environmental hazards, including release of oil and gas from spills, gas leaks, and ruptures.
          In the event of any of the foregoing, we may be subject to interrupted production or substantial environmental liability due to injury to persons or loss of life, damage to or destruction of property, natural resources and equipment, pollution and other environmental damage, investigation and remediation requirements, and fines and penalties and injunctive relief. Moreover, a substantial portion of our operations are offshore and are subject to a variety of risks peculiar to the marine environment such as capsizing, collisions, hurricanes and other adverse weather conditions, which can result in substantial damage to facilities and interrupt production, as well as more extensive governmental regulation. We cannot assure you that we will be able to maintain adequate insurance at rates we consider reasonable to cover our possible losses from operating hazards. The occurrence of a significant event not fully insured or indemnified against could materially and adversely affect our financial condition and results of operations.
We may not have production to offset hedges; by hedging, we may not benefit from price increases.
          Part of our business strategy is to reduce our exposure to the volatility of oil and gas prices by hedging a portion of our production. In a typical hedge transaction, we will have the right to receive from the other parties to the hedge the excess of the fixed price specified in the hedge over a floating price based on a market index, multiplied by the quantity hedged. If the floating price exceeds the fixed price, we are required to pay the other parties this difference multiplied by the quantity hedged. We are required to pay the difference between the floating price and the fixed price when the floating price exceeds the fixed price regardless of whether we have sufficient production to cover the quantities specified in the hedge. Significant reductions in production at times when the floating price exceeds the fixed price could require us to make payments under the hedge agreements even though such payments are not offset by sales of production. Hedging will also prevent us from receiving the full advantage of increases in oil or gas prices above the fixed amount specified in the hedge. We also enter into price “collars” to reduce the risk of changes in oil and gas prices. Under a collar, no payments are due by either party so long as the market price is above a floor set in the collar and below a ceiling. If the price falls below the floor, the counter-party to the collar pays the difference to us and if the price is above the ceiling, we pay the counter-party the difference. Another type of hedging contract we have entered into is a put contract. Under a put, if the price falls below the set floor price, the counter-party to the contract pays the difference to us.
Compliance with environmental and other government regulations could be costly and could negatively impact production.
          Our operations are subject to numerous laws and regulations governing the operation and maintenance of our facilities and the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may:
•	require that we acquire permits before commencing drilling;

•	impose operational and other conditions on our activities;

•	restrict the substances that can be released into the environment in connection with drilling and production activities;

•	limit or prohibit drilling activities on protected areas such as wetlands, wilderness areas or coral reefs; and

•	require measures to remediate or mitigate pollution and environmental impacts from current and former operations, such as cleaning up spills or dismantling abandoned production facilities.
          Under these laws and regulations, we could be liable for costs of investigation, removal and remediation, damages to and loss of use of natural resources, loss of profits or impairment of earning capacity, property damages, costs of and increased public services, as well as administrative, civil and criminal fines and penalties, and injunctive relief. We could also be affected by more stringent laws and regulations adopted in the future, including any related climate change and greenhouse gases. Under the common law, we could be liable for injuries to people and property. We maintain limited insurance coverage for sudden and accidental environmental damages. We do not believe that insurance coverage for environmental damages that occur over time is available at a reasonable cost. Also, we do not believe that insurance coverage for the full potential liability that could be caused by sudden and accidental environmental damages is available at a reasonable cost. Accordingly, we may be subject to liability or we may be required to cease production from properties in the event of environmental incidents.
Factors beyond our control affect our ability to market production and our financial results.
          The ability to market oil and gas from our wells depends upon numerous factors beyond our control. These factors include:
•	the extent of domestic production and imports of oil and gas;

•	the proximity of the gas production to gas pipelines;

•	the availability of pipeline capacity;

•	the demand for oil and gas by utilities and other end users;

•	the availability of alternative fuel sources;

•	the effects of inclement weather;

•	state and federal regulation of oil and gas marketing; and

•	federal regulation of gas sold or transported in interstate commerce.
          Because of these factors, we may be unable to market all of the oil or gas we produce. In addition, we may be unable to obtain favorable prices for the oil and gas we produce.
If oil and gas prices decrease further or remain depressed for extended periods of time, we may be required to take additional writedowns of the carrying value of our oil and gas properties.
          We may be required to writedown the carrying value of our oil and gas properties when oil and gas prices are low or if we have substantial downward adjustments to our estimated net proved reserves, increases in our estimates of development costs or deterioration in our exploration results. Under the full-cost method which we use to account for our oil and gas properties, the net capitalized costs of our oil and gas properties may not exceed the present value, discounted at 10%, of future net cash flows from estimated net proved reserves, using period end oil and gas prices or prices as of the date of our auditor’s report, plus the lower of cost or fair market value of our unproved properties. If net capitalized costs of our oil and gas properties exceed this limit, we must charge the amount of the excess to earnings. This type of charge will not affect our cash flows, but will reduce the book value of our stockholders’ equity. We review the carrying value of our properties quarterly, based on prices in effect as of the end of each quarter or at the time of reporting our results. Once incurred, a writedown of oil and gas properties is not reversible at a later date, even if prices increase.
There are inherent limitations in all control systems, and misstatements due to error or fraud that could seriously harm our business may occur and not be detected.
          Our management, including our Chief Executive and Financial Officers, do not expect that our internal controls and disclosure controls will prevent all possible error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, an evaluation of controls can only provide reasonable assurance that all material control issues and instances of fraud, if any, in our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by the individual acts of some persons or by collusion of two or more persons. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. A failure of our controls and procedures to detect error or fraud could seriously harm our business and results of operations.
RATIO OF EARNINGS TO FIXED CHARGES
          The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated. For purposes of computing ratio of earnings to fixed charges, earnings consist of the sum of our pre-tax income from continuing operations and fixed charges minus capitalized interest. Fixed charges consist of interest expense, including amounts capitalized, amortization of capitalized expenses related to indebtedness, and estimated interest factor of rent expense. Rent expense excludes taxes and common area maintenance charges.

	Years Ended December 31,
	2006	2007	2008	June 30, 2008	June 30, 2009
Ratio of Earnings to Fixed Charges	4.6x	1.7x	—	2.3x	1.1x
USE OF PROCEEDS
          We will not receive any proceeds from this exchange offer. Old Notes that are validly tendered and exchanged pursuant to the exchange offer will be retired and canceled. Accordingly, our issuance of Exchange Notes and Common and Preferred Shares will not result in any cash proceeds to us.
CAPITALIZATION
          The following table sets forth our capitalization as of June 30, 2009 on an actual basis and on an as adjusted basis to give effect to this exchange offer.

	As of June 30, 2009
		As Adjusted
	Actual	For This Offering
	(In thousands)
	(Unaudited)(1)
Debt	$283,570	$222,841

Shareholders’ Equity (Deficit)	$(140,715)	$(79,986)

Total Capitalization	$142,855	$142,855

(1)	Assumes that all of the outstanding Old Notes are tendered for conversion pursuant to the exchange offer. As of June 30, 2009, there were approximately $200 million aggregate principal amount of Old Notes outstanding and 21,676,067 shares of common stock issued and outstanding. If all of the outstanding Old Notes are validly tendered and accepted for conversion in accordance with this exchange offer, there would be an aggregate of approximately 25,958,094 shares of common stock outstanding. Upon conversion of the Preferred Shares, there would be an aggregate of approximately 29,333,094 shares of common stock outstanding.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
          Our common stock is listed on the NYSE under the symbol “CPE.” The following table sets forth, for the periods indicated, the high and low sale prices per share of our common stock as reported on the NYSE

Fiscal Quarter Ended	High	Low
2009
March 31	$3.50	$.93
June 30	3.15	1.01
September 30	2.43	1.37

2008
March 31	$19.22	$13.42
June 30	28.93	17.63
September 30	28.00	16.18
December 31	18.06	1.02

2007
March 31	$15.00	$12.54
June 30	15.19	13.26
September 30	15.68	11.50
December 31	17.21	13.33
          On September 30, 2009 the closing price for our common stock as reported on the NYSE was $1.83 per share.
          Our Board of Directors has not declared cash dividends on our common stock and it is unlikely that we will pay any dividends on our common stock in the foreseeable future. In any event, the declaration and payment of future dividends by our Board of Directors will be dependent upon our earnings and financial condition, economic and market conditions and other factors deemed relevant by our Board of Directors. Therefore, no assurance can be given as to the amount or timing of the declaration and payment of future dividends.

THE EXCHANGE OFFER
          NEITHER CALLON NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OLD NOTES OR REFRAIN FROM TENDERING OLD NOTES IN THE EXCHANGE OFFER. ACCORDINGLY, YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER OLD NOTES IN THE EXCHANGE OFFER. PARTICIPATION IN THE EXCHANGE OFFER IS VOLUNTARY, AND YOU SHOULD CAREFULLY CONSIDER WHETHER TO PARTICIPATE. BEFORE YOU MAKE YOUR DECISION, WE URGE YOU TO CAREFULLY READ THIS MEMORANDUM IN ITS ENTIRETY, INCLUDING THE INFORMATION SET FORTH IN THE SECTION ENTITLED “RISK FACTORS” AND THE INFORMATION INCORPORATED BY REFERENCE HEREIN. WE ALSO URGE YOU TO CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS IN MAKING YOUR OWN DECISIONS ON WHAT ACTION, IF ANY, TO TAKE IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES.
Securities Subject to the Exchange Offer
          We are offering, upon the terms and subject to the conditions set forth in this offer to exchange, to exchange $750 principal amount of Exchange Notes, 20.625 Common Shares and 1.6875 Preferred Shares for each $1,000 principal amount of validly tendered and accepted Old Notes. We are offering to exchange all of the Old Notes. However, the exchange offer is subject to the conditions described in this memorandum.
          Based on the principal amount of the Old Notes outstanding as of the date of this memorandum, we are offering to acquire up to $200,000,000 aggregate principal amount of Old Notes that are validly tendered on the terms and subject to the conditions set forth in the offer to exchange.
          You may tender all, some or none of your Old Notes, subject to the terms and conditions of the exchange offer. Holders of Old Notes must tender their Old Notes in a minimum $1,000 principal amount and multiples thereof.
          The exchange offer is not being made to, and we will not accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of the offer would not be in compliance with the securities or blue sky laws of that jurisdiction.
          Our Board of Directors and officers do not make any recommendation to the holders of the Old Notes as to whether or not to exchange all or any portion of their Old Notes. In addition, we have not authorized anyone to make any recommendation. You must make your own decision whether to tender your Old Notes for exchange and, if so, the amount of Old Notes to tender.
Consent Solicitation
          If you tender your Old Notes in the exchange offer, you will be deemed to consent to amendments to the indenture governing the Old Notes. You may not tender your Old Notes pursuant to the exchange offer unless you consent to the proposed amendments to the indenture.
          The solicitation date will be the same date as the expiration date for the exchange offer. For more information about the consent solicitation, see “The Consent Solicitation.”
Conditions to the Exchange Offer
          We will not be required to accept for exchange any Old Notes tendered, and we may terminate or amend this offer if we deem it inadvisable to proceed with the offer or with the acceptance for exchange and issuance of the Exchange Notes, Common Shares and Preferred Shares.
          We may, at any time before the expiration of the exchange offer:
(a)	terminate the exchange offer and return all tendered Old Notes to the holders thereof;

(b)	modify, extend or otherwise amend the exchange offer and retain all tendered Old Notes until the expiration date, as may be extended; or

(c)	waive the unsatisfied conditions and accept all Old Notes tendered and not previously withdrawn.
          Except for the requirements of applicable United States federal and state securities laws, we know of no federal or state regulatory requirements to be complied with or approvals to be obtained by us in connection with the exchange offer which, if not complied with or obtained, would have a material adverse effect on us.
Expiration Date; Extensions; Amendments
          For purposes of the exchange offer, the term “expiration date” shall mean 5:00 p.m., New York City time, on Wednesday, November 18, 2009, subject to our right to extend such date and time for the exchange offer in our sole discretion, in which case, the expiration date shall mean the latest date and time to which the exchange offer is extended. We will not extend the expiration date beyond December 31, 2009 unless we have not had the indenture governing the Exchange Notes qualified by the SEC by such date.
          We reserve the right, in our sole discretion, to (1) extend the exchange offer as set forth above, (2) terminate the exchange offer upon failure to satisfy any of the conditions listed above or (3) amend the exchange offer, by giving oral (promptly confirmed in writing) or written notice of such delay, extension, termination or amendment to the exchange agent. Any such extension, termination or amendment will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.
          If we amend the exchange offer in a manner that we determine constitutes a material or significant change, we will extend the exchange offer for a period of five to twenty business days, depending upon the significance of the amendment, if the exchange offer would otherwise have expired during such five to twenty business day period. Any change in the consideration offered to holders of Old Notes in the exchange offer shall be paid to all holders whose Old Notes have previously been tendered pursuant to the exchange offer.
          Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will comply with applicable securities laws by disclosing any such amendment by means of a memorandum supplement that we distribute to the holders of the Old Notes. We will have no other obligation to publish, advertise or otherwise communicate any such public announcement other than by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.
Effect of Tender
          Any valid tender by a holder of Old Notes that is not validly withdrawn prior to the expiration date of the exchange offer will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offer. The acceptance of the exchange offer by a tendering holder of Old Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind. We will pay accrued and unpaid interest at 9.75% through November 18, 2009 on each Old Note accepted for exchange and at 13% from November 19, 2009 and thereafter on each Exchange Note issued to such holder of such Old Note, with such interest to be paid on the next scheduled interest payment date of the Exchange Notes. In addition, a validly tendered Old Note that is accepted for exchange will be deemed to have consented to the amendments to the indenture governing the Old Notes.
Absence of Dissenters’ Rights
          Holders of the Old Notes do not have any appraisal or dissenters’ rights under applicable law in connection with the exchange offer.

Acceptance of Old Notes for Exchange
          The Exchange Notes will be delivered in book-entry form promptly following the expiration date of the exchange offer.
          We will be deemed to have accepted validly tendered Old Notes when, and if, we have given oral (promptly confirmed in writing) or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offer, the issuance of Exchange Notes will be recorded in book-entry form by the exchange agent on the exchange date upon receipt of such notice. The exchange agent will act as agent for tendering holders of the Old Notes for the purpose of receiving book-entry transfers of Old Notes in the exchange agent’s account at DTC. If any validly tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, including if Old Notes are validly withdrawn, such withdrawn Old Notes will be returned without expense to the tendering holder or such Old Notes will be credited to an account maintained at DTC designated by the DTC participant who so delivered such Old Notes, in either case, promptly after the expiration or termination of the exchange offer.
Procedures for Exchange
          If you hold Old Notes and wish to have such securities exchanged for Exchange Notes, Common Shares and Preferred Shares you must validly tender, or cause the valid tender of, your Old Notes using the procedures described in this offer to exchange.
          Only registered holders of Old Notes (or their DTC participants, as described below) are authorized to tender the Old Notes (at the instruction of the beneficial holders as applicable). The procedures by which you may tender or cause to be tendered Old Notes will depend upon the manner in which the Old Notes are held, as described below.
Tender of Old Notes Held Through a Nominee
          If you are a beneficial owner of Old Notes that are held of record by a custodian bank, depositary, broker, dealer, trust company or other nominee, and you wish to tender Old Notes in the exchange offer, you should contact the record holder promptly and instruct the record holder to tender the Old Notes on your behalf using one of the procedures described below. Your nominee will provide you with its instruction letter, which you must use to give these instructions.
Tender of Old Notes Through DTC
          Pursuant to authority granted by DTC, if you are a DTC participant that has Old Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Old Notes as if you were the record holder. Because of this, references herein to registered or record holders include DTC participants with Old Notes credited to their accounts. If you are not a DTC participant, you may tender your Old Notes by book-entry transfer by contacting your broker or opening an account with a DTC participant. Within two business days after the date of this offer to exchange, the exchange agent will establish accounts with respect to the Old Notes at DTC for purposes of the exchange offer.
          Any participant in DTC may tender Old Notes effecting a book-entry transfer of the Old Notes to be tendered in the exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offer through DTC’s Automated Tender Offer Program, or ATOP, procedures for transfer; if ATOP procedures are followed, DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to 5:00 p.m. New York City time on the expiration date of the exchange offer. The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP.
Withdrawal of Tenders

          Tenders of Old Notes in connection with the exchange offer may be withdrawn at any time prior to 5:00 p.m. the expiration date of the exchange offer, but you must withdraw all of your Old Notes previously tendered. Tenders of Old Notes may not be withdrawn at any time after such date unless the exchange offer is extended, in which case tenders of Old Notes may be withdrawn at any time prior to the expiration date, as extended.
          Beneficial owners desiring to withdraw Old Notes previously tendered should contact the DTC participant through which such beneficial owners hold their Old Notes. In order to withdraw Old Notes previously tendered, a DTC participant may, prior to the expiration date of the exchange offer, withdraw its instruction previously transmitted through ATOP by (i) withdrawing its acceptance through ATOP or (ii) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. The method of notification is at the risk and election of the holder and must be timely received by the exchange agent. Withdrawal of a prior instruction will be effective upon receipt of the notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program. However, signatures on the notice of withdrawal need not be guaranteed if the Old Notes being withdrawn are held for the account of an eligible guarantor institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which such withdrawal relates. A DTC participant may withdraw a tender only if such withdrawal complies with the provisions described in this paragraph.
          Withdrawals of tenders of Old Notes may not be rescinded and any Old Notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. Properly withdrawn Old Notes, however, may be retendered by following the procedures described above at any time prior to the expiration date of the exchange offer.
Miscellaneous
          All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes in connection with the exchange offer will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all tenders not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any Old Notes in the exchange offer, and the interpretation by us of the terms and conditions of the exchange offer will be final and binding on all parties, provided that we will not waive any condition to the offer with respect to an individual holder of Old Notes unless we waive that condition for all such holders. None of us, the exchange agent, or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.
          Tenders of Old Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Old Notes received by the exchange agent in connection with the exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the DTC participant who delivered such Old Notes by crediting an account maintained at DTC designated by such DTC participant promptly after the expiration date of the exchange offer or the withdrawal or termination of the exchange offer.
Transfer Taxes
          We will pay all transfer taxes, if any, applicable to the transfer and exchange of Old Notes to us in the exchange offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder.
Exchange Agent
          American Stock Transfer & Trust Company has been appointed the exchange agent for the exchange offer. All correspondence in connection with the exchange offer should be sent or delivered by each holder of Old Notes, or a beneficial owner’s custodian bank, depositary, broker, dealer, trust company or other nominee, to the exchange agent at the address set forth on the back cover page of this memorandum. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.
Other Fees and Expenses
          Tendering holders of Old Notes will not be required to pay any expenses of soliciting tenders in the exchange offer. However if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.
Resales of Exchange Notes, Common Shares and Preferred Shares
          This exchange offer is being made pursuant to an exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) of the Securities Act. Consistent with past interpretations of Section 3(a)(9) by the staff of the SEC, the Common Shares, Preferred Shares and Exchange Notes received in exchange for the Old Notes tendered pursuant to the exchange offer will be freely transferable without registration under the Securities Act and without regard to any holding period by those tendering holders who are not our “affiliates” (as defined in the Securities Act) because the Old Notes have met the minimum holding period requirements under Rule 144 of the Securities Act (“Rule 144”). Common Shares, Preferred Shares and Exchange Notes issued pursuant to the exchange offer to a holder of Old Notes who is deemed to be our affiliate must be sold or transferred by such affiliate in accordance with the requirements of Rule 144, and the holding period of Old Notes tendered by such recipients can be tacked to the Common Shares, Preferred Shares and Exchange Notes received for the Old Notes for the purpose of satisfying the holding period requirements of Rule 144.
THE CONSENT SOLICITATION
          In connection with the exchange offer, we are soliciting consents to proposed amendments to the indenture governing the Old Notes.
How to Consent or Revoke Consent
          If you tender your Old Notes in the exchange offer you will be deemed to have consented to the proposed amendments to the indenture governing the Old Notes. You may not participate in the exchange offer unless you consent to proposed amendments to the indenture.
          Your consent may not be revoked unless you also withdraw the Old Notes from the exchange offer. If you tender your Old Notes in the exchange offer and then withdraw them, you will also be deemed to have revoked the consent to the amendments to the indenture governing the Old Notes. For a description of your ability to withdraw Old Notes tendered in the exchange offer, see “The Exchange Offer — Withdrawal Rights.”
          If you are a beneficial owner of Old Notes that are held of record by a custodian bank, depositary, broker, dealer, trust company or other nominee, and you wish to consent without tendering your Old Notes in the exchange offer, you should contact the record holder and instruct the record holder to consent to the amendments to the indenture governing the Old Notes. Your nominee will provide you with its instruction letter, which you must use to give these instructions.
Amendments to the Old Notes
          The proposed amendments to the indenture for the Old Notes would, in substance, (a) eliminate our obligation to comply with the provisions of Article III. Covenants (except for Sections 3.14(b) and 3.15) and Article IV. Successor Company, (b) eliminate as “Events of Default” the events described in Section 6.1(b), 6.1(c)(i) and 6.1(d)-(h), and (c) eliminate Article X. Subsidiary Guarantee and any reference to the “Subsidiary Guarantees” or “Subsidiary Guarantors.”

When Amendments Become Effective
          We intend to execute the supplemental indenture governing the Old Notes on the date we close the exchange offer if we receive the approval of at least a majority of the outstanding principal amount of Old Notes. The supplemental indenture will become effective when executed by us and the trustee but will become operative only on the closing of the exchange offer.
Consequences of Failure to Participate in the Consent Solicitation
          If you do not participate in the exchange offer and the proposed amendments become effective, you will be bound by the amendments even if you do not consent to them.
THE EXCHANGE AGREEMENT
          We have entered into an exchange agreement with holders of 73.5% of our Old Notes. In the exchange agreement, we agree to make the exchange offer and the holders of Old Notes agreed to tender their Old Notes in the exchange offer and consent to the amendments to the indenture for the Old Notes in the consent solicitation.
          The parties to the exchange agreement have agreed that for a period of six (6) months from the date of issuance of Common Shares pursuant to the exchange offer, they will not, without our prior written consent, sell Common Shares in an amount that is more than 25,000 Common Shares per week.
DESCRIPTION OF THE EXCHANGE NOTES
          We will issue the Exchange Notes under an Indenture as of a date promptly after the closing of the exchange offer (the “Indenture”) among us, the Subsidiary Guarantors and American Stock Transfer & Trust Company, as trustee (the “Trustee”). The terms of the Exchange Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture is limited in aggregate principal amount to up to $150.0 million. We will issue a maximum principal amount of up to $150,000,000 of Exchange Notes in exchange for the Old Notes in the Exchange Offer.
          This Description of the Exchange Notes is intended to be a useful overview of the material provisions of the Exchange Notes and the Indenture. Since this description is only a summary, you should refer to the Indenture for a complete description of our obligations and your rights.
          You will find the definitions of capitalized terms used in this description under the heading “Certain Definitions.”
          For purposes of this description, references to “the Company,” “we,” “our,” and “us” refer only to Callon Petroleum Company and not to its subsidiaries. References in this section to the “Securities” include the Exchange Notes only.
General
          The Exchange Notes. The Securities:
•	are general senior obligations of the Company, initially secured by second priority liens on substantially all of the assets of the Company and the Subsidiary Guarantors ;

•	are limited to an aggregate principal amount of $150.0 million;

•	mature on September 15, 2016;

•	will be issued in denominations of $750 and integral multiples of $750;

•	will be represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form. See “Book-Entry, Delivery and Form”;

•	rank equally in right of payment to all existing and future Senior Indebtedness of the Company;

•	rank senior in right of payment to all existing and any future Subordinated Debt of the Company;

•	are unconditionally guaranteed on a senior basis by Callon Petroleum Operating Company, Callon Offshore Production, Inc., and Mississippi Marketing, Inc., representing each Restricted Subsidiary of the Company. See “Subsidiary Guarantees”; and

•	are secured by second priority liens on substantially all assets of the Company and the Subsidiary Guarantors until the aggregate outstanding principal amount of the Old Notes is less than $10 million.
          Interest. Interest on the Securities will compound semi-annually and:
•	accrue at the rate of 13.00% per annum;

•	accrue from the date of issuance or the most recent interest payment date;

•	be payable in cash quarterly in arrears on March 31, June 30, September 30 and December 31, commencing on December 31, 2009;

•	be payable to the Holders of record on the March 15th, June 15th, September 15th, or December 15th immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.
          Payments on the Notes; Paying Agent and Registrar
          Payments of principal on, premium if any, and interest on Securities represented by a Global Security will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment, or such other date as the Trustee may accept in its discretion.
          The Company will maintain in The City of New York, an office or agency where the Securities may be presented or surrendered for payment (“Paying Agent”), where, if applicable, the Securities may be surrendered for registration of transfer or exchange (“Registrar”) and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served. The principal corporate trust office of the Trustee, or if the Trustee’s principal corporate trust office is not located in The City of New York, any other office or agency maintained by the Trustee in The City of New York (the “Corporate Trust Office”), shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency.

          Transfer and Exchange
          A Holder of Securities may transfer or Exchange Notes at the office of the Registrar in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Securities, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
          The registered Holder of a Security will be treated as the owner of it for all purposes.
Optional Redemption
          The Securities will not be redeemable at the option of the Company prior to September 15, 2012. On and after such date, the Securities will be redeemable, at the Company’s option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first class mail to each Holder’s registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):
          If redeemed during the 12 month period commencing on September 15 of the years set forth below:

Redemption
Period	Price
2012	106.500%
2013	103.250%
2014	101.625%
2015	100.000%
          At any time prior to September 15, 2012, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Securities issued under the Indenture at a redemption price of 113% of the aggregate principal amount, plus accrued and unpaid interest to the redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date, with the Net Cash Proceeds of a sale of capital stock (other than Disqualified Stock) of the Company or any disposition of Entrada Assets by the Company or any of its Subsidiaries (or amounts received from any judgments or settlement of claims, disputes and causes of action related to such Entrada Assets); provided that (i) at least 65% of the aggregate principal amount of Securities originally issued under the Indenture (excluding Securities held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption, and (ii) notice of the redemption is given within 30 days of the date of receipt of such Net Cash Proceeds.
          In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $750 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.
Ranking
          The Securities will be senior, second lien secured obligations of the Company until the outstanding principal amount of Old Notes is less than $10 million. As such, the Securities will effectively rank senior to any senior unsecured obligations and subordinated obligations of the Company and its Subsidiary Guarantors (to the extent of the assets securing the Securities) but effectively junior to all existing and future first lien secured Debt of the Company and its Subsidiary Guarantors. Once the Securities become unsecured, they will rank (i) senior in right of payments to all existing and future Debt that is expressly subordinated in right of payment to the Securities, (ii) equally in right of payment with all existing and future liabilities of the Company that are not so subordinated, and (iii) effectively junior to any secured Debt of the Company or its Subsidiary Guarantors, to the extent of the assets securing such Debt. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company while the Securities are secured, the assets of the Company will be available to pay obligations on the Securities only after all Debt secured by first liens on such assets has been repaid in full. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company while the Securities are unsecured, the assets of the Company will be available to pay obligations on the Securities only on a pro rata basis with other general unsecured creditors of the Company and after all Debt secured by such assets has been repaid in full We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the Securities then outstanding. The Subsidiary Guarantees of the Securities will have a similar ranking with respect to secured and unsecured senior Debt of the Subsidiary Guarantors as the Securities do with respect to secured and unsecured senior Debt of the Company as well as with respect to any unsecured obligations expressly subordinated in right of payment to the Subsidiary Guarantees.
               Subsidiary Guarantees
          The Subsidiary Guarantors will, jointly and severally, unconditionally guarantee, on a senior unsecured basis, the Company’s obligations under the Securities and all obligations under the Indenture. Each Subsidiary Guarantee will rank equally with all other senior Debt of that Subsidiary Guarantor. Until the outstanding principal amount of Old Notes is less than $10 million, the Securities will be secured by second priority liens on substantially all assets of the Subsidiary Guarantors and will effectively rank senior to any senior unsecured obligations and subordinated obligations of the Subsidiary Guarantors (to the extent of the assets securing the Securities) but effectively junior to all existing and future first lien secured Debt of the Subsidiary Guarantors.
          The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
          In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of its capital stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary of the Company, such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if:
(1)	the sale or other disposition is in compliance with the Indenture, including the covenants “—Sales of Property” and “—Issuance and Sale of Capital Stock;” and

(2)	all the obligations of such Subsidiary Guarantor under the First Lien Secured Credit Facility and related documentation and any other agreements relating to any other indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.
          In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture and the Subsidiary Guarantee if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.
               Change in Control
          If a Change in Control occurs, each registered Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $750 or an integral multiple thereof) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          Within 30 days following any Change in Control, the Company will mail a notice (the “Change in Control Offer”) to each registered Holder with a copy to the Trustee stating:
(1)	that a Change in Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the “Change in Control Payment”);

(2)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change in Control Payment Date”); and

(3)	the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Securities repurchased.
          On the Change in Control Payment Date, the Company will, to the extent lawful:
(1)	accept for payment all Securities or portions of Securities (in integral multiples of $750) properly tendered under the Change in Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change in Control Payment in respect of all Securities or portions of Securities so tendered; and

(3)	deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.
          The paying agent will promptly mail to each Holder of Securities so tendered the Change in Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $750 or an integral multiple of $750.
          If the Change in Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change in Control Offer.
          The Change in Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change in Control, the Indenture does not contain provisions that permit the Holders to require that the Company repurchase or redeem the Securities in the event of a takeover, recapitalization or similar transaction.
          The Company will not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change in Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change in Control Offer.
          The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.
          The Company’s ability to repurchase Securities pursuant to a Change in Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change in Control would constitute a default under the First Lien Secured Credit Facility. In addition, certain events that may constitute a Change in Control under the First Lien Secured Credit Facility and cause a default thereunder may not constitute a Change in Control under the Indenture. Future Debt of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change in Control or require such Debt to be repurchased upon a Change in Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Securities could cause a default under such Debt, even if the Change in Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the Holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.
          Even if sufficient funds were otherwise available, the terms of the First Lien Secured Credit Facility (and other Debt) may prohibits the Company’s prepayment of Securities before their scheduled maturity. Consequently, if the Company is not able to prepay the Debt under the First Lien Secured Credit Facility and any such other Debt containing similar restrictions or obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if Holders of Securities exercise their repurchase rights following a Change in Control, resulting in a default under the Indenture. A default under the Indenture may result in a cross-default under the First Lien Secured Credit Facility.
          The Change in Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions.
               Certain Covenants
                    Debt Incurrence:
          The Company will not, and will not permit any Restricted Subsidiary to, incur, create or assume any Debt, other than Permitted Indebtedness, if:
(1)	the Interest Coverage Ratio after giving effect to the incurrence, creation or assumption of such Debt is less than 2.5 to 1.0, or

(2)	the Debt Coverage Ratio after giving effect to the incurrence, creation or assumption of such Debt is more than 4.0 to 1.0.
          In addition, the Company will not, and will not permit any Restricted Subsidiary to, incur, create or assume more than $175,000,000 in aggregate principal amount of Senior Secured Debt unless the ratio of the Company’s Adjusted Consolidated Net Tangible Assets to Senior Secured Debt is equal to, or greater than, 2.5 to 1.0.
                    Liens:
          Unless the Securities are secured equally and ratably, the Company will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Lien securing pari passu or Subordinated Debt on any of its Properties (now owned or hereafter acquired), except:
(1)	Liens securing the payment of the Securities;

(2)	Permitted Liens;

(c)	Liens securing leases allowed under clause (d) in the definition of Permitted Indebtedness, but only on the Property under lease;

(d)	Liens existing on September 30, 2009;

(e)	Liens on cash or securities of the Company securing Debt described in clause (e) of the definition of Permitted Indebtedness; and

(f)	any Lien on any Property acquired after the date hereof existing prior to the acquisition thereof by the Company or any Restricted Subsidiary or existing on any Property of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other Property of the Company or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.
               Restricted Investments; Restrictive Agreements:
          The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:
(1)	declare or pay any dividend or make any distribution on or in respect of its capital stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:
(a)	dividends or distributions payable in capital stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such capital stock; and

(b)	dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other Holders of common capital stock on a pro rata basis); and

(c)	dividends on the Company’s convertible preferred stock issued on the date of the Indenture or as part of the Exchange Offer.
(2)	purchase, redeem, retire or otherwise acquire for value any capital stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company (other than in exchange for capital stock of the Company (other than Disqualified Stock));

(3)	purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Debt (other than the purchase, repurchase or other acquisition of Subordinated Debt purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

(4)	make any Restricted Investment in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a “Restricted Payment”);
          If at the time the Company or such Restricted Subsidiary makes such Restricted Payment:
(a)	a Default shall have occurred and be continuing (or would result therefrom); or

(b)	the Company is not able to Incur an additional $1.00 of Debt pursuant to the first paragraph under the “Debt Incurrence” covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)	the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the date of the Indenture would exceed the sum of:
(i)	50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first calendar quarter commencing after June

30, 2009 to the end of the most recent calendar quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)	the aggregate Net Cash Proceeds received by the Company from the issue or sale of its capital stock (other than Disqualified Stock) or other capital contributions subsequent to the date of the Indenture (other than Net Cash Proceeds received from an issuance or sale of such capital stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

(iii)	the amount by which Debt of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the date of the Indenture of any Debt of the Company convertible or exchangeable for capital stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and

(iv)	the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:
(a)	repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company; or

(b)	the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of Investment) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.
          The provisions of the preceding paragraph will not prohibit:
(1)	any purchase or redemption of capital stock or Subordinated Debt of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, capital stock of the Company or Subordinated Debt with a maturity after September 30, 2016; provided, however, that (a) such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale will be excluded from clause (c)(ii) of the preceding paragraph;

(2)	any purchase or redemption of Subordinated Debt of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Debt of the Company that is refinanced in compliance with the Indenture; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

(3)	so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Debt from Net Available Cash to the extent permitted under “—Sale of Property” below; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

(4)	dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

(5)	so long as no Default or Event of Default has occurred and is continuing,
(a)	the purchase, redemption or other acquisition, cancellation or retirement for value of capital stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire capital stock of the Company or any Restricted Subsidiary of the Company or any parent of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee or director stock option or stock purchase agreements or other agreements to compensate management employees or directors; provided that such redemptions or repurchases pursuant to this clause will not exceed $2.0 million in the aggregate during any calendar year and $10.0 million in the aggregate for all such redemptions and repurchases; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments; and

(b)	loans or advances to employees or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase capital stock of the Company, in an aggregate amount not in excess of $2.0 million at any one time outstanding; provided, however, that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;
(6)	repurchases of capital stock deemed to occur upon the exercise of stock options if such capital stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments; and

(7)	Restricted Payments in an amount not to exceed $10.0 million; provided that the amount of such Restricted Payments will be included in the calculation of the amount of Restricted Payments.
          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of Property or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors acting in good faith.
          The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
(1)	pay dividends or make any other distributions on its capital stock or pay any Debt or other obligations owed to the Company or any Restricted Subsidiary;

(2)	make any loans or advances to the Company or any Restricted Subsidiary; or

(3)	transfer any of its Property to the Company or any Restricted Subsidiary.
          The preceding provisions will not prohibit:

(a)	any encumbrance or restriction pursuant to the Indenture, Collateral Agreements, the First Lien Secured Credit Facility, the 2010 Senior Notes Indenture or an agreement in effect on the date hereof;

(b)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Debt incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Debt incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date;

(c)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Debt incurred pursuant to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c) or contained in any amendment to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the Holders of the Securities than the encumbrances and restrictions contained in such agreements referred to in clauses (a) or (b) of this paragraph on the date hereof or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

(d)	in the case of clause (3) of this covenant, any encumbrance or restriction;
(i)	that restricts in a customary manner the subletting, assignment or transfer of any Property that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(ii)	contained in mortgages, pledges or other security agreements permitted under the Indenture securing Debt of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the Property subject to such mortgages, pledges or other security agreements; or

(iii)	pursuant to customary provisions regarding preferential rights or rights of first refusal or restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;
(e)	purchase money obligations for Property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (3) of this covenant on the Property so acquired;

(f)	any restriction with respect to a Restricted Subsidiary (or any of its Property) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the capital stock or Property of such Restricted Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or disposition;

(g)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(h)	any encumbrance or restriction arising out of any Permitted Lien; and

(i)	customary provisions with respect to the distribution of assets or property in joint venture agreements.

                    Sales and Leasebacks:
          Other than in connection with Permitted Equipment Financings, neither the Company nor any Restricted Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Company or any Restricted Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Company or any Restricted Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Company or any Restricted Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.
                    Limitation on Leases:
          Other than in connection with Permitted Equipment Financings, neither the Company nor any Restricted Subsidiary will create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal including capital leases, but excluding leases of Hydrocarbon Interests), under leases or lease agreements for terms in excess of, or that are non-cancelable by the Company or such Subsidiary within, twelve months which would cause all payments made by the Company and its Restricted Subsidiaries pursuant to all such leases or lease agreements to exceed (i) $4,000,000 per annum during calendar years 2009 and 2010, and (ii) $6,000,000 per annum during any calendar year thereafter.
                    Sale or Discount of Receivables:
          Neither the Company nor any Restricted Subsidiary will discount or sell (with or without recourse) any of its Securities receivable or accounts receivable other than settlement of any past due accounts in the ordinary course of business and in accordance with prudent commercial practices.
                    Sale of Property:
          The Company shall not, and shall not permit any Restricted Subsidiary to, sell, assign, convey or otherwise transfer any Property unless (i) consideration equal to the fair market value of the Property sold is received, (ii) the sale is an arm’s length transaction; (iii) all of the consideration received consists of cash, Cash Equivalents, liquid securities or Exchanged Properties (“Permitted Consideration”); provided, however, that the Company and its Restricted Subsidiaries may receive Property that does not constitute Permitted Consideration, so long as the aggregate fair market value of all Property received pursuant to this proviso shall not exceed 10.0% of Adjusted Consolidated Net Tangible Assets, as determined by the Company’s Board of Directors.
          Within 365 days following the receipt of Net Available Cash, an amount equal to 100% of the Net Available Cash from such Asset Disposition shall be applied by the Company or such Restricted Subsidiary, as the case may be:
(1)	to apply all or any of the Net Available Cash therefrom to repay indebtedness under the First Lien Secured Credit Facility, or

(2)	invest all or any part of the Net Available Cash in Property that will be used in the oil and gas business of the Company or its Restricted Subsidiaries.
          Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $5,000,000.00, the Company will be required to make an offer (“Asset Disposition Offer”) to all Holders of Securities and to the extent required by the terms of other Senior Indebtedness, to all Holders of other Senior Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Senior Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”), to purchase the maximum principal amount of Securities and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Securities and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth herein or in the agreements governing the Pari Passu Notes, as applicable. To the extent that the aggregate amount of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained herein. If the aggregate principal amount of Securities surrendered by Holders thereof and other Pari Passu Notes surrendered by Holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Company shall select the Securities and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Securities and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.
          The Asset Disposition Offer will remain open for a period of twenty (20) Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five (5) Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Securities and Pari Passu Notes required to be purchased pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Securities and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.
          Any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such date, and no additional interest will be payable to Holders of the Securities who tender Securities pursuant to the Asset Disposition Offer.
          On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Securities and Pari Passu Notes or portions of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Securities and Pari Passu Notes so validly tendered and not properly withdrawn. The Company will deliver all certificates and Securities required, if any, by the Indenture or the agreements governing the Pari Passu Notes. The Company will promptly (but in any case not later than the Asset Disposition Purchase Date) mail or deliver to each tendering Holder of Securities or Holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Securities or Pari Passu Notes so validly tendered and not properly withdrawn by such Holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Security and will deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.
          For the purposes of this covenant, the following will be deemed to be cash:
(1)	the assumption by the transferee of Debt (other than Subordinated Debt or Disqualified Stock) of the Company or Debt (other than Preferred Stock) of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Debt in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Debt in accordance with the second paragraph of this covenant above); and

(2)	securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents.
          The Company will comply, to the extent applicable, with the requirements of securities laws or regulations in connection with the repurchase of Securities pursuant to this Agreement. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of complying with such securities laws and regulations.
                    Transactions with Affiliates:
          Neither the Company nor any Restricted Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transaction is otherwise permitted under the Indenture, is in the ordinary course of its business and is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided, however, that notwithstanding the provisions of this covenant, the Company may engage in the Permitted Medusa Transaction or Permitted Entrada Transaction.
                    Issuance and Sale of Capital Stock:
          The Company (a) shall not permit any Restricted Subsidiary to issue any capital stock (other than to the Company or a Wholly-Owned Subsidiary of the Company) and (b) shall not permit any Person (other than the Company or a wholly-owned Restricted Subsidiary of the Company) to own any capital stock of any Restricted Subsidiary, except, in each case, for:
(1)	directors’ qualifying shares;

(2)	capital stock of a Restricted Subsidiary organized in a foreign jurisdiction required to be issued to, or owned by, the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction;

(3)	a sale of all or substantially all the capital stock of a Restricted Subsidiary effected in connection with a Property sale in accordance with the “Sale of Property” covenant above; and

(4)	the capital stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary; provided, however, that any capital stock retained by the Company or a Restricted Subsidiary shall be treated as an Investment for purposes of the “Restricted Investments; Restrictive Agreements” covenant above, if the amount of such capital stock represents less than a majority of the voting stock of such Restricted Subsidiary.
                    SEC Reports:
          Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and provide the Trustee and the Holders of the Securities with, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee and the Holders of the Securities as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.
                    Merger and Consolidation:
          The Company shall not merge into or consolidate with or sell all or substantially all of its Property to any Person or group of affiliated Persons unless:
(1)	either (a) the Company survives, or (b) the survivor (“Successor Company”) is an entity organized under United States law or any state thereof or the District of Columbia and assumes, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and the Indenture;

(2)	no Default or Event of Default shall have occurred and be continuing;

(3)	except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company, the consolidated net worth of the Company (or the surviving entity) does not decrease;

(4)	immediately after giving effect to the transaction the Successor Company could incur $1.00 of additional Debt (excluding Permitted Indebtedness) under Section the first paragraph of the “Debt Incurrence” covenant; and

(5)	if any of the Company’s assets become subject to any Lien, the imposition of such Lien shall have been in compliance with the “Liens” covenant above.
Notwithstanding the preceding clause (4), (a) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company, (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits and (c) any Wholly-Owned Subsidiary can consolidate with or merge into any other Wholly-Owned Subsidiary, except Restricted Subsidiaries cannot merge with Unrestricted Subsidiaries.
          The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture.
                    Future Subsidiary Guarantors:
          After the Issue Date, the Company will cause each Restricted Subsidiary, other than a Foreign Subsidiary, created or acquired by the Company or one or more of its Restricted Subsidiaries to execute and deliver to (i) the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis, and (ii) the Collateral Agent, amendments to the Collateral Agreements and take such other actions as the Collateral Agent deems reasonably necessary in order to grant to the Collateral Agent, for the benefit of the Holders, a perfected Lien in the assets, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Agreements, by law or as may be reasonably requested by the Collateral Agent.
                    Limitation on Lines of Business:
          Neither the Company nor any Restricted Subsidiary will allow any material change to be made in the character of its business.
               Events of Default
          One or more of the following events shall constitute an “Event of Default”:
(1)	the Company shall default in the payment or prepayment when due of any principal of or interest on any Security and such default, other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of thirty (30) days; or

(2)	the Company or any Restricted Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt (other than Debt owed to the Company or any Restricted Subsidiary) aggregating $10,000,000 or more ($15,000,000 in the case of non-recourse Debt), or any event specified in any Security, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the Holder or Holders of such Debt (or a trustee or administrative agent on behalf of such Holder or Holders) to cause, such Debt to become due prior to its stated maturity; or

(3)	(a) the Company shall default in the performance of any of its obligations under the provisions described under “Merger and Consolidation” above; (b) the Company shall default in the performance of any of the covenants described under “Change in Control” or “Certain Covenants” above (other than the payment of amounts due which shall be governed by clause (1) or defaults under the provisions described under “Merger and Consolidation” above which shall be governed by clause (3)(a)) and such default shall continue unremedied for a period of thirty (30) days after notice thereof specified below or (c) the Company shall default in the performance of any of its other obligations under the Indenture and such default shall continue unremedied for a period of sixty (60) days after notice thereof as provided below; or

(4)	the Company or any Restricted Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(5)	the Company or any Restricted Subsidiary shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (b) make a general assignment for the benefit of its creditors, (c) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (d) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (e) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (f) take any corporate action for the purpose of effecting any of the foregoing; or

(6)	a proceeding or case shall be commenced, without the application or consent of the Company or any Restricted Subsidiary, in any court of competent jurisdiction, seeking (a) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (b) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person of all or any substantial part of its assets, or (c) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days; or (d) an order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code;

(7)	a judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing) shall be rendered by a court against the Company or any Restricted Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and the Company or such Subsidiary shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(8)	any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in clauses (4), (5), (6) or (7), and such event or condition has a Material Adverse Effect; or

(9)	any Collateral Agreement at any time for any reason shall cease to be in full force and effect in all material respects, or any Collateral Agreement ceases to give the Collateral Agent the Liens (other than Liens securing Collateral, individually or in the aggregate, having a Fair Market Value of less than $5,000,000), rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and such Collateral being subject to no other Liens except as expressly permitted by any Collateral Agreement, or this Indenture or the Company or any of its Restricted Subsidiaries contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement.
          Notwithstanding the foregoing, a Default under clause (3) above will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in said clause (3) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
          If an Event of Default (other than an Event of Default specified in clause (5) or (6) above) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, on all the Securities to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration because an Event of Default set forth clause (2) above has occurred and is continuing, the declaration of acceleration shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (2) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the Holders of the relevant Debt within 20 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of such acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto. If an Event of Default described in clause (5) or (6) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
          The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may:
(1)	waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences, except (a) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Security or (b) a Default or Event of Default in respect of a provisions described under “Amendment and Waiver” cannot be amended without the consent of each Securityholder affected; and

(2)	rescind any such acceleration with respect to the Securities and its consequences if (a) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.
When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
          Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless:
(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;

(3)	such Holder or Holders offer the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)	the Trustee does not comply with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

          Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law, the Indenture, the Collateral Agreements or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability, but may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
          The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default or Event of Default within 45 days after it occurs. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company is required to deliver to the Trustee, promptly after the end of each Fiscal Year, a certificate indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year. The Company also is required to deliver to the Trustee, promptly after the occurrence thereof, written notice of any Default or Event of Default, their status and what action the Company is taking or proposes to take in respect thereof.
               Amendments and Waivers
          Subject to certain exceptions, the Indenture and any Collateral Agreement may be amended with the consent of the Holders of at least 75% in principal amount of the Securities then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder of an outstanding Security affected, no amendment may, among other things:
(1)	reduce the amount of Securities whose Holders must consent to an amendment;

(2)	reduce the stated rate of or extend the stated time for payment of interest on any Security;

(3)	reduce the principal of or extend the maturity of any Security;

(4)	reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased as described above under “Optional Redemption,” “Change in Control,” or “Certain Covenants—Sale of Property,” or any similar provision, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5)	make any Security payable in money other than that stated in the Security;

(6)	impair the right of any Holder to receive payment of, premium, if any, principal of and interest on such Holder’s Securities on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or

(7)	make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions.
          Without the consent of any Holder, the Company and the Trustee may amend the Indenture or any Collateral Agreement to:
(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the Indenture;

(3)	provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

(4)	add Subsidiary Guarantees with respect to the Securities or release a Subsidiary Guarantor upon its sale or disposition, or designation as an Unrestricted Subsidiary; provided, however, that the designation, or sale or disposition is in accord with the applicable provisions of the Indenture;

(5)	secure the Securities;

(6)	add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(7)	make any change that does not adversely affect the rights of any Holder; or

(8)	comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.
          The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, the Company is required to mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.
               Defeasance
          The Company at any time may terminate all its obligations under the Securities and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Securities, to replace mutilated, destroyed, lost or stolen Securities and to maintain a registrar and paying agent in respect of the Securities. If the Company exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate.
          The Company at any time may terminate its obligations described under “Merger and Consolidation,” the covenants described under “Certain Covenants”, and the operation of the cross-default upon a payment default, cross acceleration provisions, the bankruptcy provisions and the judgment default provisions with respect to Subsidiaries described under “Events of Default” above (“covenant defeasance”).
          The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect to the Securities. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in clause (2), (3), or (8), or (with respect only to Subsidiaries), (4), (5) or (6) under “Events of Default” above.
          In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

               No Personal Liability of Directors, Officers, Employees and Stockholders
          No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture, the Collateral Agreements, or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.
               Concerning the Trustee
          American Stock Transfer & Trust Company, LLC is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Securities.
               Governing Law
          The Indenture provides that it and the Securities will be governed by, and construed in accordance with, the laws of the State of New York.
               Book-Entry, Delivery and Form
          The Exchange Notes will be issued in the form of one or more fully registered global certificates. Each global certificate will be deposited with the trustee who will hold the global certificate for The Depository Trust Company (“DTC”). Each global certificate will be registered in the name of DTC or its nominee.
          Except as set forth below, a global certificate may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
          The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and lenders under the credit agreement acquiring notes issued in repayment of their loans are urged to contact the relevant system or its participants directly to discuss these matters.
          DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.
     DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, which eliminates the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers, including banks and trust companies; clearing corporations and some other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a participant in DTC, either directly or indirectly. Holders of existing notes that are exchanging existing notes for Exchange Notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants in DTC.
     We expect that pursuant to procedures established by DTC:
•	upon our issuance of the Exchange Notes, DTC will credit the accounts of participants designated by the Exchange Agent with the principal amount of the Exchange Notes exchanged for Old Notes, and

•	ownership of beneficial interests in any global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, with respect to the interests of participants in

DTC, and the records of participants and indirect participants, with respect to the interests of persons other than participants in DTC.
     The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the Exchange Notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Exchanges Notes represented by a global note to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of the interest.
     So long as DTC or its nominee is the registered owner of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or Holder of the Exchange Notes represented by the global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note:
•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated notes; and

•	will not be considered the owners or Holders of the notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the Indenture.
     Accordingly, each Holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the Holder is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the Holder owns its interest, to exercise any rights of a Holder of notes under the indenture or the global note. We understand that under existing industry practice, if we request any action of Holders of notes, or a Holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the Holder of the global note, is entitled to take, then DTC would authorize its participants to take the action and the participants would authorize Holders owning through participants to take the action or would otherwise act upon the instruction of such Holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global notes held by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.
          As long as the Exchange Notes are represented by a global note, DTC’s nominee will be the holder of the Exchange Notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the Exchange Notes. See “—Repurchase at the Option of Holders—Change of Control” and “—Asset Sales.” Notice by participants or indirect participants or by owners of beneficial interests in a global certificate held through such participants or indirect participants of the exercise of the option to elect repayment of beneficial interests in Exchange Notes represented by a global note must be transmitted to DTC in accordance with its procedures on a form required by DTC and provided to participants. In order to ensure that DTC’s nominee will timely exercise a right to repayment with respect to a particular Exchange Note, the beneficial owner of such Exchange Note must instruct the broker or other participant or indirect participant through which it holds an interest in such Exchange Note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant or indirect participant through which it holds an interest in a Exchange Note in order to ascertain the cutoff time by which such an instruction must be given in order for timely notice to be delivered to DTC.
          We will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment. Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered Holder of the global note representing those notes under the Indenture. Under the terms of the Indenture, we and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payment on the notes and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, including principal, premium, if any, liquidated damages, if any, and interest. Payments by the participants and the indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.
               Certificated Notes
     If:
•	DTC notifies us that it is at any time unwilling or unable to continue as a depositary or DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of such notice or cessation;

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the Indenture; or

•	upon the occurrence of some other events as provided in the Indenture, then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon the issuance of certificated notes, the trustee is required to register the certificated notes in the name of that person or persons, or their nominee, and cause the certificated notes to be delivered thereto.
     Neither we nor the trustee will be liable for any delay by DTC or any participant or indirect participant in DTC in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.
               Certain Definitions
          “2010 Senior Notes” means the 9.75% Senior Notes due December 5, 2010, issued by the Company under the 2010 Senior Notes Indenture, as modified, renewed or supplemented from time to time.
          “2010 Senior Notes Indenture” means the Indenture dated March 15, 2004, between the Company and American Stock Transfer & Trust Company, as trustee, as modified and supplemented by the First Supplemental Indenture thereto dated as of April 4, 2008, the Second Supplemental Indenture as of a date promptly after the closing of the exchange offer, and as the same may be further modified, renewed or supplemented from time to time.
          “Adjusted Consolidated Net Tangible Assets” shall mean (without duplication), as of the date of determination, the remainder of:
          (a) the sum of:
     (1) discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines but (x) using average prices received by the Company and its Restricted Subsidiaries during the preceding year (or for purposes of clause (2) under of the “Debt Incurrence” covenant described above, the NYMEX Strip Price on the date of such calculation) and (y) before any state, federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, and any other Oil and Gas Property in which the Company or any Restricted Subsidiary maintains an interest in oil and gas reserves, as increased by, as of the date of determination, the estimated discounted future net revenues from
     (A) estimated proved oil and gas reserves of the Company, its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ share of Oil and Gas Properties acquired since such year end (including for purposes of any calculation made pursuant to clause (2) under of the “Debt Incurrence” covenant described above, any Oil and Gas Properties to be acquired in connection with such incurrence of Debt), which reserves were not reflected in such year end reserve report, and

     (B) estimated oil and gas reserves of the Company, its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ share of Oil and Gas Properties attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development, exploitation or production activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from:
     (C) estimated proved oil and gas reserves of the Company, its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ share of Oil and Gas Properties produced or disposed of since such year end, and
     (D) estimated oil and gas reserves of the Company, its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ share of Oil and Gas Properties attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report), in each case as estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;
     (2) the capitalized costs that are attributable to Oil and Gas Properties of the Company, its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ share of Oil and Gas Properties to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly financial statements;
     (3) the consolidated net working capital of the Company and its Restricted Subsidiaries on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and
     (4) the greater of:
     (A) the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and
     (B) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements; minus
(b) the sum of:
     (1) minority interests;
     (2) to the extent included in (a)(1) above, any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements;
     (3) to the extent included in (a)(1) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s most recent year end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and
     (4) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(1) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).
          “Affiliate” of any Person shall mean (i) any Person, directly or indirectly, controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such immediate family member or trust. For purposes of this definition, any Person which owns, directly or indirectly, 15% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 15% or more of the partnership or other ownership interests of any other Person

(other than as a limited partner of such other Person) will be deemed to “control” (including with its correlative meanings, “controlled by” and “under common control with”) such corporation or other Person.
          “Asset Disposition” shall mean any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of capital stock of a Subsidiary (other than directors’ qualifying shares), or other Property (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.
          Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:
     (a) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary;
     (b) the sale of Cash Equivalents in the ordinary course of business;

     (c) a disposition of Hydrocarbons in the ordinary course of business;
     (d) a disposition or abandonment of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;
     (e) transactions permitted under “Merger and Consolidation”;
     (f) an issuance of capital stock by a Restricted Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary;
     (g) for purposes of this definition only, the making of a Permitted Investment or a disposition subject to the “Restricted Investments; Restrictive Agreements” covenant described above;
     (h) dispositions of assets of the Company designated by the Company as not constituting an Asset Disposition with an aggregate fair market value since the Issue Date of less than $5,000,000;
     (i) dispositions in connections with Liens permitted under the “Liens” covenant described above;
     (j) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;
     (k) foreclosure on assets;
     (l) sale, transfer or abandonment (whether or not in the ordinary course of business) of Oil and Gas Properties or direct or indirect interests in Property; provided that at the time of such sale or transfer such Properties do not have associated with them any material proved reserves;
     (m) the abandonment, farm-out, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business;
     (n) the trade or exchange by the Company or any Restricted Subsidiary of any Oil and Gas Properties owned or held by the Company or such Restricted Subsidiary for Oil and Gas Properties owned or held by another Person, including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value; provided that any such cash or Cash Equivalents received by the Company or such Restricted Subsidiary will be subject to the provisions described above under “Certain Covenants—Sale of Property”, which the Board of Directors of the Company determines in good faith by resolution to be of approximately equivalent value.
          “Board of Directors” shall mean, as to any Person, the board of directors of such Person or any duly authorized committee thereof.
          “Business Day” shall mean a day other than a day on which commercial banks are authorized or required to close in Texas or New York.
          “Cash Equivalents” shall mean:
     (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality of the United States of America (provided that the full faith and credit of the United States of America is pledged in support thereof), having maturities of not more than one year from the date of acquisition;
     (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, of the United States of America (provided that the full faith and credit of the United States is pledged in support thereof) having a credit rating of “A” or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;
     (c) certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank, the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services, or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500,000,000;
     (d) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank meeting the qualifications specified in clause (c) above;
     (e) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and
     (f) interests in any investment company or money market fund which invests solely in instruments of the type specified in clauses (a) through (e) above.
          “Change in Control” shall mean (a) the acquisition by any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), of beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats on the Board of Directors of the Company by Persons who were neither (i) nominated by the Board of Directors of the Company nor (ii) appointed by the Board of Directors so nominated.
          “Closing Date” with respect to any Initial Securities, shall mean the date on which such Initial Securities are originally issued.
          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute.
          “Collateral” means all collateral of whatsoever nature purported to be subject to the Lien of the Collateral Agreements.
          “Collateral Agency Agreement” means the Collateral Agency Agreement of dated as of the Issue Date between Trustee and Collateral Agent as amended, modified, restated or replaced, from time to time in accordance with its terms.
          “Collateral Agent” means Regions Bank, in its capacity as Collateral Agent under the Collateral Agreements, together with its successors in such capacity.
          “Collateral Agreements” means the Collateral Agency Agreement, the Intercreditor Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a Note Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.
          “Company” shall mean Callon Petroleum Company or a successor.
          “Consolidated Net Income” shall mean with respect to the Company and its Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Company and its Restricted Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded from the calculation of net income (to the extent otherwise included in the calculation) the following (i) the net income of any Person in which the Company or any Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Company and its

Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Company or to a Restricted Subsidiary, as the case may be; (ii) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Restricted Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; (iv) the cumulative effect of a change in accounting principles; and (v) any gains or losses attributable to write-up or write downs of assets
          “Consolidated Subsidiaries” shall mean each Subsidiary of the Company (whether or not existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Company in accordance with GAAP.
          “Debt” shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property (except trade payables), which payment is due more than six months after the date of placing such Property in service; (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under operating leases which require such Person to make payments over the term of such lease based on the purchase price or appraised value of the Property subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such Property; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (ix) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments; (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock prior to the maturity of the Securities; (xii) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; (xiii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (xiv) all obligations of such Person under Hedging Agreements; provided that Debt shall not include (y) any debt arising in connection with the Permitted Medusa Transaction or Permitted Entrada Transaction, or (z) any asset retirement obligations arising under Financial Accounting Standards Board Statement No. 143, Accounting for Asset Retirement Obligations.
          “Debt Coverage Ratio” shall mean as of any date of determination, with respect to the Company and its Restricted Subsidiaries, the ratio of (x) the aggregate amount of Debt to (y) EBITDA for such four calendar quarters; provided, however, that:
     (a) for purposes of clause (x) of the introductory paragraph of this definition, Debt shall only include the obligations listed in clauses (a) through (e), (g), and (i) through (k) of the definition of Debt;
     (b) if the Company or any Restricted Subsidiary:
     (1) has incurred any Debt since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Debt Coverage Ratio is an incurrence of Debt, EBITDA and Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt has been incurred on the first day of such period (except that in making such computation, the amount of Debt under any revolving credit facility existing on the date of such calculation will be computed based on the average daily balance of such Debt during such period; provided that, for purposes of the “Debt Incurrence” covenant, the average daily balance deemed outstanding during such period under a revolving credit facility being repaid in whole or in part with the proceeds of such Debt shall be the lesser of (i) the actual average daily balance of such revolving indebtedness outstanding during such period and (ii) the amount of such revolving indebtedness outstanding immediately before the application of the proceeds of such Debt to repay such revolving indebtedness) and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period; or
     (2) has repaid, repurchased, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Debt Coverage Ratio involves a discharge of Debt, EBITDA and Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of such period;
     (c) if since the beginning of such period the Company or any Restricted Subsidiary will have sold or otherwise disposed of any material Property or other asset or if the transaction giving rise to the need to calculate the Debt Coverage Ratio is such a sale or disposition:
     (1) the EBITDA for such period will be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such sale or disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period; and
     (2) Interest Expense for such period will be reduced by an amount equal to the Interest Expense directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such sale or disposition for such period (or, if the capital stock of any Restricted Subsidiary is sold, the Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);
     (d) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of material Properties or other assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and
     (e) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have sold or otherwise disposed of any material property or other asset or any investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Interest Expense for such period will be calculated after giving pro forma effect thereto as if such asset disposition or investment or acquisition of assets occurred on the first day of such period.
          For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated in good faith by the Company). If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the date of determination has been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Debt if such interest rate agreement has a remaining term in excess of 12 months).
          For the purposes of this definition an imputed interest rate for any outstanding or proposed production payment, project financing and other non-recourse debt will be included in the calculation of Interest Expense and the corresponding EBITDA, if any and to the extent lowered, will be grossed up, in a corresponding manner.
          “Default” shall mean an Event of Default or an event which with notice or lapse of time or both would be, an Event of Default.
          “Disqualified Stock” shall mean, with respect to any Person, any capital stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

     (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
     (b) is convertible or exchangeable for Debt or Disqualified Stock (excluding capital stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or
     (c) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is ninety-one (91) days after the date (i) on which the Securities mature or (ii) on which there are no Securities outstanding, provided that only the portion of capital stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any capital stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such capital stock upon the occurrence of a change in control or asset disposition (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such capital stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such capital stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions described under “Change in Control” and “Certain Covenants—Restricted Investments; Restricted Agreements” and such repurchase or redemption complies with the “Sale of Property” covenant.
          “Dollar” and “$” shall mean lawful money of the United States of America.
          “Dollar-Denominated Production Payments” shall mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.
          “DTC” shall mean The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.
          “EBITDA” shall mean, for the period of the most recent four consecutive calendar quarters ending prior to the date of determination for which financial statements are available, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: Interest Expense, taxes, depreciation, depletion, amortization and non cash compensation expense for purposes of this definition (when used in the calculation of the Interest Coverage Ratio and the Debt Coverage Ratio) EBITDA, if any and to the extent lowered, relating to any production payment, project financing and other non-recourse debt and in which an imputed interest rate has been calculated and used in the definition of Interest Expense, will be grossed up by a corresponding amount.
          “Entrada Assets” means all Oil and Gas Properties owned by the Company or any of its Subsidiaries and located on, under or related to Garden Banks Blocks 738, 782, 785, 826, and 827 in the federal offshore waters of the Gulf of Mexico, subject to certain depth limits, and any and all related equipment, accounts receivable, general intangibles and other assets related thereto and any proceeds therefrom.
          “Equipment Financing Subsidiary” shall mean a Subsidiary of the Company formed for the sole purpose of owning equipment purchased in a Permitted Equipment Financing and related assets and that has no substantial operations and conducts no substantial activities other than those related to the ownership of such equipment.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          “Exchanged Properties” shall mean Properties used or useful in the oil and gas business and received by the Company or a Consolidated Subsidiary in exchange for other Properties owned by it, whether directly or indirectly through the acquisition of the capital stock of a Person holding such Properties so that such Person becomes a Wholly-Owned and Consolidated Subsidiary of the Company, in trade or as a portion of the total consideration for such other Properties.
          “Exchange Offer” shall mean the offer by the Company to exchange the Securities and certain capital stock of the Company in repayment of indebtedness owed under the 2010 Senior Notes.

          “First Lien Collateral Agent” means at any time, the Person serving at such time as the “Administrative Agent” or “Collateral Agent” under the First Lien Credit Facility or any other representative then most recently designated to hold the First Lien Credit Facility Liens in accordance with the applicable provisions of the First Lien Credit Facility, together with its successors in such capacity.
          “First Lien Secured Credit Facility” shall mean the Company’s primary senior secured revolving credit facility or facilities as constituted, amended, modified or restated from time to time which allow the Company to borrow and reborrow amounts up to a borrowing base determined by the lenders thereunder, which is currently the $250,000,000 Second Amended and Restated Credit Agreement among the Company, Union Bank, N.A., as Administrative Agent and the other lenders thereto.
          “First Lien Credit Facility Lien” means a Lien granted by a First Lien Credit Facility Security Document to the First Lien Credit Facility Collateral Agent (or any First Lien Lender or other representative of the First Lien Lenders), at any time, upon any assets of the Company, any Subsidiary Guarantor or any guarantor under the First Lien Credit Facility to secure First Lien Credit Facility Obligations.
          “First Lien Credit Facility Debt” means:
          (1) Debt of the Company, the Subsidiary Guarantors and the guarantors under the First Lien Credit Facility that was permitted to be incurred under this Indenture; and
          (2) Debt arising under Hedging Agreements incurred to hedge or manage interest rate risk with respect to First Lien Credit Facility Indebtedness; provided, that:
     A. such Debt is secured by a First Lien Credit Facility Lien on all of the assets that secure Debt under the First Lien Credit Facility; and
     B. such First Lien Credit Facility Lien is senior to or on a parity with the First Lien Credit Facility Liens securing Debt under the First Lien Credit Facility.
          “First Lien Credit Facility Security Documents” means the Intercreditor Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a First Lien Credit Facility Lien upon collateral in favor of the First Lien Credit Facility Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.
          “First Lien Lenders” means the Persons holding First Lien Credit Facility Debt.
          “Fiscal Year” shall mean the fiscal year of the Company ending on December 31 of each year.
          “Foreign Subsidiary” shall mean any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.
          “GAAP” shall mean generally accepted accounting principles in the United States of America (i) as in effect on the date hereof with regard to the “Debt Incurrence” and “Restricted Investments; Restrictive Agreements” covenants described above and (ii) otherwise as in effect from time to time.
          “Governmental Requirement” shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, environmental laws, energy regulations and occupational, safety and health standards or controls of any governmental authority.
          “Hedging Agreements” shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

          “Holder” or “Securityholder” shall mean the Person in whose name a Security is registered in the Note Register.
          “Hydrocarbon Interests” shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
          “Hydrocarbons” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
          “Indenture” shall mean the Indenture as of a date promptly after the closing of the exchange offer among us, the Subsidiary Guarantors and the Trustee, as amended or supplemented from time to time.
          “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issue Date, among the First Lien Collateral Agent, the Collateral Agent, the Company and the Subsidiary Guarantors, as amended, restated, modified or renewed.
          “Interest Coverage Ratio” shall mean as of any date of determination, with respect to the Company and its Restricted Subsidiaries, the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Interest Expense for such four fiscal quarters, provided, however, that:
     (a) if the Company or any Restricted Subsidiary:
     (1) has incurred any Debt since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Interest Coverage Ratio is an incurrence of Debt, EBITDA and Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been incurred on the first day of such period (except that in making such computation, the amount of Debt under any revolving credit facility existing on the date of such calculation will be computed based on the average daily balance of such Debt during such period; provided that, for purposes of the “Debt Incurrence” covenant described above, the average daily balance deemed outstanding during such period under a revolving credit facility being repaid in whole or in part with the proceeds of such Debt shall be the lesser of (i) the actual average daily balance of such revolving indebtedness outstanding during such period and (ii) the amount of such revolving indebtedness outstanding immediately before the application of the proceeds of such Debt to repay such revolving indebtedness) and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period; or
     (2) has repaid, repurchased, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Interest Coverage Ratio involves a discharge of Debt (in each case other than Debt incurred under any revolving credit facility unless such Debt has been permanently repaid and the related commitment terminated provided that for purposes of the “Debt Incurrence” covenant described above, this parenthetical clause shall not apply), EBITDA and Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of such period;
     (b) if since the beginning of such period the Company or any Restricted Subsidiary will have sold or otherwise disposed of any material Property or other asset or if the transaction giving rise to the need to calculate the Interest Coverage Ratio is such a sale or disposition:
     (1) the EBITDA for such period will be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such sale or disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period; and

     (2) Interest Expense for such period will be reduced by an amount equal to the Interest Expense directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such sale or disposition for such period (or, if the capital stock of any Restricted Subsidiary is sold, the Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);
     (c) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of material Properties or other assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and
     (d) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have sold or otherwise disposed of any material property or other asset or any investment or acquisition of assets that would have required an adjustment pursuant to clause (b) or (c) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Interest Expense for such period will be calculated after giving pro forma effect thereto as if such asset disposition or investment or acquisition of assets occurred on the first day of such period.
          For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated in good faith by the Company). If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Debt if such interest rate agreement has a remaining term in excess of 12 months).
          For the purposes of this definition an imputed interest rate for any outstanding or proposed production payment, project financing and other non-recourse debt will be included in the calculation of Interest Expense and the corresponding EBITDA, if any and to the extent lowered, will be grossed up, in a corresponding manner.
          “Interest Expense” shall mean, for the period of the most recent four consecutive calendar quarters ending prior to the date of determination for which financial statements are available, the total cash interest expense of the Company and its Restricted Subsidiaries determined in accordance with GAAP plus, to the extent not included in such interest expense (without duplication):
     (a) interest expense attributable to capitalized lease obligations and the interest portion of rent expense associated with Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations to the extent not accrued in a prior period;
     (b) imputed interest expense attributable to any production payment, project financing by vendors and other non-recourse debt, but not including any amounts arising out of the Permitted Medusa Transaction or Permitted Entrada Transaction;
     (c) interest actually paid by the Company or any Restricted Subsidiary under any guarantee of Debt or other obligation of any other Person;
     (d) net costs associated with Hedging Agreements for the purpose of ameliorating interest rate fluctuation risk or any kind of interest rate agreement (excluding amortization of fees);
     (e) the consolidated cash interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period; and
     (f) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or its Restricted Subsidiaries) in connection with Debt incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Debt is not guaranteed or paid by the Company or any Restricted Subsidiary.
          For purposes of the foregoing, total Interest Expense will be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to interest rate agreements;

provided, however, that Interest Expense shall not include (a) to the extent included in total Interest Expense, amortization or write-off of deferred financing costs or discount accretion of such Person or (b) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Debt.
          “Investment” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any Debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others), or any purchase or acquisition of capital stock, Debt or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:
     (a) Hedging Agreements entered into in the ordinary course of business and in compliance with the Indenture;
     (b) endorsements of negotiable instruments and documents in the ordinary course of business; and
     (c) an acquisition of assets, capital stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists exclusively of common equity securities of the Company.
          For purposes of this definition,
     (i) “Investment” shall mean the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and
     (ii) any Property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors of the Company.
          “Issue Date” shall mean the date on which the Securities are originally issued.
          “Lien” shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall also mean reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of the Indenture, the Company or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
          “Material Adverse Effect” shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company and its Subsidiaries taken as a whole to carry out their business or meet their obligations under the Indenture on a timely basis.
          “Net Available Cash” from an Asset Disposition shall mean cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Debt or other obligations relating to the Properties that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:
     (a) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;
     (b) all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;
     (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and
     (d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Consolidated Subsidiary after such Asset Disposition.
          “Net Cash Proceeds,” with respect to any issuance or sale of capital stock, shall mean the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
          “Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.
          “Note Lien” means a Lien granted by a Collateral Agreement to the Collateral Agent (or any other holder, or representative of holders, of Note Obligations), at any time, upon any assets of the Company or any Guarantor to secure Note Obligations.
          “Note Obligations” means Debt of the Company and the Subsidiary Guarantors arising under or related to the Securities, including, without limitation, any principal, premium, if any, accrued and unpaid interest, including monetary penalty, or damages, costs and expenses payable by the Company or any Subsidiary Guarantor under the terms of the Securities or the Indenture.
          “NYMEX Strip Price” shall mean the average closing price of contracts for future delivery for the next occurring 24 months as of the close of trading on the New York Mercantile Exchange (“NYMEX”) on the date of any calculation. For crude oil, the reference contract will be light sweet crude oil, the NYMEX symbol for which is currently “CL.” For natural gas, the reference contract will be natural gas delivered at the Henry Hub in Louisiana, the NYMEX symbol for which is currently “NG.” To the extent that reference prices are not available for the entire 24 month period, prices will be determined on the average of the contracts which are available during such 24 month period.
          “Officer” shall mean the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.
          “Officers’ Certificate” shall mean a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.
          “Oil and Gas Properties” shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated, Oil and Gas Properties shall mean such Property of the Company and its Restricted Subsidiaries.
          “Opinion of Counsel” shall mean a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
          “Permitted Business Investment” shall mean any Investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Related Business including investments or expenditures for exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Related Business jointly with third parties, including (i) ownership interests in oil and gas properties, processing facilities, gathering systems, pipelines or ancillary real property interests and (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties, excluding, however, Investments in corporations other than Restricted Subsidiaries.
          “Permitted Entrada Transaction” means (i) the sale, conveyance and assignment by the Company or any of its Subsidiaries of a portion of the Entrada Assets to a third party in a transaction which otherwise complies with the requirements of the “Sale of Property” covenant described above, (ii) the contribution by the Company or any of its Restricted Subsidiaries of all or any portion of its ownership interests in the Entrada Assets, to a newly formed Unrestricted Subsidiary, Callon Entrada Company, which contribution may occur either prior to, contemporaneously with or after the sale, conveyance and assignment contemplated in the immediately preceding clause (i), which Unrestricted Subsidiary and/or its assets may be managed under one or more management services agreements, contract operating agreements or similar agreements with the Company or any of its Restricted Subsidiaries, (iii) the incurrence by Callon Entrada Company of Debt, the proceeds of which are to be used to fund the costs and expenses incurred to develop and/or produce its interests in the Entrada Assets, such Debt to be non-recourse to the Company and its Restricted Subsidiaries except to the extent of the indemnities and/or performance guaranties described in clause (vi) below, (iv) the granting of Liens on (w) the Entrada Assets, (x) all other assets of Callon Entrada Company, (y) the equity interests of Callon Entrada Company, and/or (z) any deposit accounts established and maintained to hold any loan proceeds of such Debt pending disbursement and/or any revenues and proceeds of production or other amounts attributable to the Entrada Assets, in each case to secure such Debt, and (v) the contribution or advance by the Company or any of its Restricted Subsidiaries of additional cash or other assets to Callon Entrada Company from time to time not to exceed, in the aggregate at any time outstanding, the sum of (A) $ 10,000,000, plus (B) other contributions or advances arising from or deemed to exist as a result of the payment and performance by the Company or any of its Restricted Subsidiaries of any of their respective obligations under clause (vi) of this definition, and (vi) the indemnification of any Person against loss from the failure of Callon Entrada Company to comply with, or the guarantee by the Company or any Restricted Subsidiary of performance by Callon Entrada Company of, its obligations arising under or related to the documents and agreements evidencing or governing its Debt or relating to the development and operations of its assets (other than the obligation of Callon Entrada Company to repay the principal and interest of the Debt described in clause (iii) of this definition) by the Company or any of its Restricted Subsidiaries.

          “Permitted Equipment Financing” shall mean any Debt incurred by the Company or any Subsidiary to finance or refinance the acquisition, after the Closing Date, from a third party that is not an Affiliate of the Company of any equipment and related assets to be used in a Related Business; provided that (i) the aggregate amount of all such Debt shall not exceed 50% of the cumulative amount of capital expenditures made by the Company and its Restricted Subsidiaries after December 8, 2003 for capital equipment to be used in a Related Business, together with any taxes, duties, installation costs or similar costs related thereto, and (ii) such Debt shall be non-recourse to the Company and each Subsidiary of the Company other than an Equipment Financing Subsidiary related to such acquired equipment.
          “Permitted Indebtedness” shall mean:
     (a) the Securities or any guaranty of or suretyship arrangement for the Securities;
     (b) Debt (other than that associated with the First Lien Secured Credit Facility and the 2010 Senior Notes) of the Company existing on September 30, 2009;
     (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than ninety (90) days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;
     (d) Debt under capital leases (as required to be reported on the financial statements of the Company pursuant to GAAP) in addition to any obligations that are Debt as permitted under the “Limitation on Leases” covenant described above;
     (e) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties;
     (f) Hedging Agreements covering (a) oil and gas production of proved developed producing Oil and Gas Properties of the Company or any Consolidated Subsidiary; provided, however, that such Hedging Agreements related to oil or gas production shall not, either individually or in the aggregate, cover more than 80% of estimated production on the date such hedges are entered into of oil or gas of the Company and the Consolidated Subsidiaries for each individual period covered by the Hedging Agreements, (b) fluctuations in interest rates for notional principal amounts not to exceed at any time outstanding 80% of the Debt for borrowed money of the Company and its Consolidated Subsidiaries, and (c) foreign exchange risk;
     (g) Debt arising out of any deferred compensation plan to the extent such Debt can be satisfied out of the investments held by such plan and the proceeds thereof;
     (h) Debt arising under the First Lien Secured Credit Facility in a total principal amount outstanding not greater than $125,000,000;
     (i) Debt arising under the 2010 Senior Notes in a total principal amount outstanding (after giving effect to the exchange offer) not greater than $40,000,000;
     (j) Debt of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary is acquired by the Company (other than Debt incurred (i) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (ii) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to incur $1.00 of additional Debt pursuant to clause (1) of the “Debt Incurrence” covenant described above after giving effect to the incurrence of such Debt pursuant to this clause (j);
     (k) Debt incurred in respect of workers’ compensation claims, self-insurance obligations, performance, bid, surety and similar bonds, letters of credit and guarantees supporting such performance, bid, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;
     (l) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or capital stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Debt other than Debt related to environmental liabilities to governmental agencies shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

     (m) Debt arising from the honoring by a bank or other financial institution of a check, draft of similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five (5) Business Days of incurrence;
     (n) obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;
     (o) non-recourse debt not to exceed $10,000,000 in the aggregate at any one time outstanding;
     (p) Permitted Equipment Financing;
     (q) in addition to the items referred to in clauses (a) through (p) above, Debt of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other indebtedness incurred pursuant to this clause (q) and then outstanding, will not exceed $10,000,000; and
     (r) renewals or extensions of any Debt referred to in clauses (a) through (f) above.
     “Permitted Investment” shall mean an Investment by the Company or any Restricted Subsidiary in:
     (a) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;
     (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;
     (c) cash and Cash Equivalents;
     (d) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
     (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
     (f) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;
     (g) stock, obligations or securities received in settlement of Debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;
     (h) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with the “Sale of Property” covenant described above;
     (i) Investments in existence on September 30, 2009;
     (j) Hedging Agreements, which transactions or obligations are incurred in compliance with the Indenture;
     (k) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (k), in an aggregate amount at the time of such Investment not to exceed $10,000,000 outstanding at any one time;
     (l) guarantees of Debt incurred in compliance with the “Debt Incurrence” covenant described above;
     (m) Investments representing deferred compensation of employees and earnings thereon under the Company’s KEYSOP plan;
     (n) any Investment arising out of the Permitted Medusa Transaction or a Permitted Entrada Transaction; and
     (o) Permitted Business Investments.

     “Permitted Lien” shall mean, with respect to any Person:
     (a) Liens securing the obligations of the Company and/or any of its Restricted Subsidiaries under the First Lien Secured Credit Facility, any other Senior Secured Debt permitted under clause (2) of the “Debt Incurrence” covenant described above) and related Hedging Agreements;
     (b) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;
     (c) Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and operator’s Liens, (including Liens arising pursuant to Article 9.319 of the Texas Uniform Commercial Code or other similar statutory provisions of other states with respect to production purchased from others) in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;
     (d) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;
     (e) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Debt;
     (f) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines, pipelines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (g) Liens securing Hedging Agreements so long as the related Debt is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Agreements;
     (h) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;
     (i) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
     (j) Liens for the purpose of securing the payment of all or a part of the purchase price of, or capitalized lease obligations with respect to, assets or property acquired or constructed in the ordinary course of business provided that:
     (1) the aggregate principal amount of Debt secured by such Liens is otherwise permitted to be incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and
     (2) such Liens are created within one hundred eighty (180) days of construction or acquisition of such Property and do not encumber any other Property of the Company or any Restricted Subsidiary other than such Property affixed or appurtenant thereto;
     (k) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:
     (1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and
     (2) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;
     (l) Liens arising from UCC financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
     (m) Liens existing on September 30, 2009;
     (n) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;
     (o) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;
     (p) Liens securing Debt or other obligations of a Restricted Subsidiary owing to the Company or a Wholly-Owned Subsidiary;
     (q) Note Liens securing the Note Obligations;
     (r) Liens securing refinancing indebtedness incurred to refinance Debt that was previously so secured, provided that any such Lien is limited to all or part of the same Property (plus improvements, future interests and additional acquired interests in the Property apportionment thereto, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or is in respect of Property that is the security for a Permitted Lien hereunder;
     (s) Liens upon specific Properties of the Company or any of its Subsidiaries securing Debt incurred in the ordinary course of business to provide all or part of the funds for the exploration, drilling, production or development of those Properties;
     (t) Liens in respect of Volumetric Production Payments, Dollar Denominated Production Payments and other similar reserve sales;
     (u) farm-out, farm-in, seismic, carried working interests, areas of mutual interests, joint operating, joint exploration, unitization, gas balancing, royalty, overriding royalty, bonus, rental, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties and related facilities (production and transportation) entered into in the ordinary course of business.
     (v) Liens on the capital stock or other equity interests of any Equipment Financing Subsidiary to secure Debt of such Equipment Financing Subsidiary incurred in connection with a Permitted Equipment Financing; and
     (w) Liens with respect to Permitted Indebtedness on the capital stock or other equity interests of any Unrestricted Subsidiary to secure Debt of such Unrestricted Subsidiary which is non-recourse to the Company or any Restricted Subsidiary.
          “Permitted Medusa Transaction” shall have the meaning ascribed to such term in the credit agreement for the First Lien Secured Credit Facility in effect on the date hereof.
          “Person” shall mean any individual, corporation, company, association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
          “Preferred Stock”, as applied to the capital stock of any Person, shall mean capital stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of capital stock of any other class of such Person.
          “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
          “Redemption Date” shall mean, with respect to any redemption of Securities, the date of redemption with respect thereto.
          “Related Business” shall mean any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date hereof.
          “Restricted Investment” shall mean any Investment other than a Permitted Investment.

          “Restricted Subsidiary” shall mean any Subsidiary of the Company other than an Unrestricted Subsidiary.
          “SEC” shall mean the Securities and Exchange Commission.
          “Securities” shall mean the Exchange Notes.
          “Securities Act” shall mean the Securities Act of 1933, as amended.
          “Senior Indebtedness” shall mean, whether outstanding on the date hereof or thereafter issued, created, incurred or assumed, the First Lien Secured Credit Facility Debt, the 2010 Senior Notes, the Securities and all other Debt of the Company, including accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:
     (a) any Debt which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Debt are subordinate to payment of the Securities;
     (b) any obligation of the Company to any Subsidiary;
     (c) any liability for federal, state, foreign, local or other taxes owed or owing by the Company;
     (d) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
     (e) any Debt, guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Debt, guarantee or obligation of the Company, including, without limitation, any Subordinated Debt; or
     (f) any capital stock.
          “Senior Secured Debt” shall mean, whether outstanding on the date hereof or thereafter issued, created, incurred or assumed, any Senior Indebtedness of the Company or any Restricted Subsidiary (other than the Securities and the 2010 Senior Notes) secured by a Lien, including, but not limited to the First Lien Secured Credit Facility Debt.
          “Special Entity” shall mean, with regard to a Person, any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which such first Person or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law.
          “Subordinated Debt” shall mean any Debt of the Company expressly subordinated to the Securities, on terms including, without limitation, that payments on such Debt shall be prohibited if a Default exists or would result from such payment, and other terms and conditions substantially similar to prevailing market terms.
          “Subsidiary” shall mean, with regard to a Person, (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries and (ii) any Special Entity of which at least a majority of the equity interests are owned directly or indirectly or controlled by such Person. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Company.
          “Subsidiary Guarantee” shall mean, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

          “Subsidiary Guarantor” shall mean each Subsidiary of the Company in existence on the Issue Date and any Restricted Subsidiary created or acquired by the Company after the Issue Date other than a Foreign Subsidiary.
          “TIA” or “Trust Indenture Act” shall mean the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa 77bbbb), as in effect on the date of the Indenture.
          “Trustee” shall mean the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.
          “Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.
          “UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.
          “Unrestricted Subsidiary” shall mean:
     (a) Callon Entrada Company and any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and
     (b) any Subsidiary of an Unrestricted Subsidiary.
     The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:
     (a) such Subsidiary or any of its Subsidiaries does not own any capital stock or Debt of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;
     (b) all the Debt of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of non-recourse Debt;
     (c) such designation and the Investment of the Company in such Subsidiary complies with the “Restricted Investments; Restrictive Agreements” covenant described above;
     (d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;
     (e) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:
     (1) to subscribe for additional capital stock of such Person; or
     (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
     (f) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.
          Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Debt such Subsidiary shall be deemed to be incurred as of such date.
          The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Debt under clause (1) of the “Debt Incurrence” covenant described above on a pro forma basis taking into account such designation.
          “Volumetric Production Payments” shall mean production payment obligations recorded as defined revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.
          “Wholly-Owned Subsidiary” shall mean a Restricted Subsidiary of the Company, all of the capital stock of which (other than director’s qualifying shares) is owned by the Company or one or more other Wholly-Owned Subsidiaries.
DESCRIPTION OF CAPITAL STOCK
          The following summary description of our capital stock is qualified in its entirety by reference to our certificate of incorporation and bylaws, each of which is incorporated by reference in this prospectus. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law.
Common Stock
          We are currently authorized to issue up to 30,000,000 shares of common stock, par value $0.01 per share. As of September 30, 2009, there were 21,805,311 shares of common stock outstanding. Holders of our common stock are entitled to cast one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive ratably dividends when, as and if declared by the board of directors out of funds legally available for such purpose and, upon the liquidation, dissolution or winding up of the company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. There are no redemption or sinking fund provisions that are applicable to our common stock. Subject only to the requirements of the Delaware General Corporation Law, or DGCL, the board of directors may issue shares of our common stock without stockholder approval, at any time and from time to time, to such persons and for such consideration as the board of directors deems appropriate. Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly authorized and issued, fully paid and nonassessable.
Preferred Stock
          We are authorized to issue up to 2,500,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2009, there were no shares of preferred stock outstanding. Shares of preferred stock may be issued from time to time in one or more series as the board of directors may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of preferred stock may differ from those of any and all other series of preferred stock at any time outstanding, and, subject to certain limitations of our certificate of incorporation and the DGCL, the board of directors may fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of each such series of preferred stock.
          The issuance of any such preferred stock could adversely affect the rights of the holders of our common stock and therefore, reduce the value of the common stock. The ability of the board of directors to issue preferred stock could discourage, delay, or prevent a takeover of us.

          The Preferred Shares
          Amount. The number of shares constituting the Preferred Shares is 337,500, which may be increased or decreased by resolution of the board of directors.
          Ranking. The Preferred Shares will, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, rank senior to the common stock and all other classes and series of capital stock of the Company.
          Dividends. Commencing on March 15, 2010, the holders of Preferred Shares shall be entitled to receive, whether or not declared or paid, a cumulative dividend computed like interest at the per annum rate of eighteen percent of the stated value on each outstanding Preferred Share, which rate increases one percent on each March 15 and September 15 beginning September 15, 2010, up to a maximum rate per annum of twenty-five percent. Accrued dividends do not bear interest. No dividends shall be declared or paid, or funds set apart for the payment of dividends on, any junior securities for any period unless all accrued dividends have been, or contemporaneously are, paid in full. No junior securities may be repurchased, redeemed or otherwise acquired or retired for value by the Company, and no monies paid into or set apart or made available for a sinking or other like fund for the repurchase, redemption or other acquisition or retirement for value of any junior securities by the Company, unless, in any such case, all accrued dividends on all outstanding Preferred Shares have been, or contemporaneously are, paid in full.
          Voting Rights. Except as may be otherwise expressly provided in our certificate of incorporation or as expressly required by the DGCL, the Preferred Shares have no voting rights. So long as any Preferred Shares are outstanding, and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of at least two-thirds of the Preferred Shares then outstanding, the Company will not: (i) amend, alter, or repeal the certificate of incorporation or the bylaws, or waive any provisions thereof, in a manner that would materially and adversely affect the rights, preferences, privileges, or powers of the Preferred Shares; (ii) purchase, redeem or otherwise acquire or retire for value any junior securities, or any securities exercisable or exchangeable for junior securities, other than in connection with the surrender by employees of the Company of portions of equity awards to satisfy tax withholding obligations; (iii) authorize, create, increase the authorized amount of, or issue any class or series, or any shares of any class or series, of capital stock of the Company ranking senior in priority to, or in parity with, the Preferred Shares with respect to the right to dividends or preference on liquidation; or (iv) declare, pay, or set apart for payment, any dividends or any other distributions of any sort by the Company in respect of any other capital stock of the Company other than the Preferred Shares, including the common stock.
          Liquidation, Dissolution, or Winding Up. In the event of any liquidation, dissolution, or winding up of the Company (a “Liquidation Event”), whether voluntary or involuntary, no holders of junior securities shall receive, by reason of their ownership thereof, any payment or distribution of any of the assets of the Company until the holders of the Preferred Shares then outstanding, by reason of their ownership thereof, shall have first received an amount in cash per share equal to 100% of the stated value thereof, plus an amount in cash equal to all accrued dividends through the date of the effectiveness of the Liquidation Event (accrued dividends together with the stated value being referred to as the “Liquidation Preference”). If, upon the occurrence of any Liquidation Event, the assets and funds of the Company available to be distributed among the holders of the Preferred Shares shall be insufficient to permit the payment to such holders of the full Liquidation Preference, then the holders of junior securities shall not receive, by reason of their ownership thereof, any payment or distribution of any of the assets of the Company, and the holders of all such Preferred Shares shall share ratably in any distribution of assets of the Company in accordance with the amounts that would be payable on any such distribution if the Liquidation Preference were to be paid in full. None of the voluntary sale, conveyance, exchange and transfer (for cash, shares of stock, other securities or other consideration) of all or substantially all of the property or assets of the Company, and no consolidation or merger of the Company with any one or more other corporations, shall be deemed to be a Liquidation Event unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Company.
          Automatic Conversion. Immediately upon the later to occur of (i) effectiveness of an amendment to the certificate of incorporation increasing the number of authorized shares of common stock (the “Amendment”) and (ii) the receipt of any required approval for listing of the shares of common stock to be issued upon conversion of the

Preferred Shares on the New York Stock Exchange, each Preferred Share shall automatically convert into a number of fully paid and non-assessable shares of common stock (the “Conversion Rate”) equal to the quotient obtained by dividing the stated value plus the amount of accrued dividends by the Conversion Price. The initial “Conversion Price” for Preferred Shares shall be $66.67, as such price may be adjusted. The initial Conversion Rate shall be ten shares of common stock for one Preferred Share.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Our Bylaws
          Some provisions of our certificate of incorporation and our bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.
          Preferred stock. Our certificate of incorporation permits our board of directors to authorize and issue one or more series of preferred stock, which may render more difficult or discourage an attempt to change control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interest, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.
          Staggered board of directors. Our certificate of incorporation and bylaws divide our board of directors into three classes, as nearly equal in number as possible, serving staggered three-year terms. The certificate of incorporation and bylaws also provide that the classified board provision may not be amended without the affirmative vote of the holders of 80% or more of the voting power of our capital stock. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors, unless the articles of incorporation are amended.
          Limitation on directors’ liability. Delaware has adopted a law that allows corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations allowed by the law, directors are accountable to corporations and their stockholders for monetary damages for acts of gross negligence. Although the Delaware law does not change directors’ duty of care, it allows corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by this law. Specifically, our directors will not be personally liable for monetary damages for any breach of their fiduciary duty as a director, except for liability:
•	for any breach of their duty of loyalty to the company or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law’

•	under provisions relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.
          This limitation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited our stockholders.

          Stockholder meetings. Our bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or the President or by the Board of Directors or at the request of stockholders owning 80% or more of the entire capital stock issued and outstanding and entitled to vote.
          Requirements for advance notification of stockholder nominations. Our bylaws and certificate of incorporation establish advance notice procedures with respect to stockholder nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.
          Stockholder Action By Written Consent. Our certificate of incorporation and bylaws provide that, except as may otherwise be provided with respect to the rights of the holders of preferred stock, no action that is required or permitted to be taken by our stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected is approved by the written consent of all of the stockholders entitled to vote thereon. This provision, which may not be amended except by the affirmative vote of holders of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our board of directors.
          Amendment of the bylaws. Under Delaware law, the power to make, alter or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to make, alter or repeal its bylaws. Our certificate of incorporation and bylaws grant our board of directors the power to make, alter or repeal our bylaws at any regular or special meeting of the board of directors. By majority vote, our stockholders may make, alter or repeal our bylaws but provisions of the bylaws relating to shareholder meetings, directors, and amendment of the bylaws may only be amended by holders of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
          The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Delaware Anti-Takeover Statute
          We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents us from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless either:
•	before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15%stockholder or approved the business combination;

•	upon completion of the transaction that resulted in the stockholder’s becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•	after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholder meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.
          Under the Section 203, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, of the successors of these directors.
Transfer Agent and Registrar
          The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
COMPARISON OF RIGHTS OF HOLDERS OF OLD NOTES
AND HOLDERS OF COMMON AND PREFERRED SHARES
          The following is a description of the material differences between the rights of holders of Old Notes and holders of Common and Preferred Shares. This summary may not contain all of the information that is important to you. You should carefully read this entire memorandum, including the documents incorporated by reference, for a more complete understanding of the differences between being a holder of Old Notes and a holder of Common and Preferred Shares.
Ranking
          In any liquidation or bankruptcy of Callon, the Common and Preferred Shares would rank below all claims against us or holders of any of our indebtedness, including the Old Notes. Upon a voluntary or involuntary liquidation or bankruptcy of Callon, all holders of the Old Notes would be entitled to receive payment in full of principal and interest before any holders of our Common and Preferred Shares receive any payments or distributions. Therefore, holders of our Common and Preferred Shares will not be entitled to receive any payment or other distribution of assets upon the liquidation or bankruptcy of Callon until after our obligations to creditors, including the holders of the Old Notes, have been satisfied in full.
Dividends/Distributions
          Our Board of Directors has not declared cash dividends on our common stock and it is unlikely that we will pay any dividends on our common stock in the foreseeable future. In any event, the declaration and payment of future dividends by our Board of Directors will be dependent upon our earnings and financial condition, economic and market conditions and other factors deemed relevant by the Board of Directors. Therefore, no assurance can be given as to the amount or timing of the declaration and payment of future dividends.
          Holders of Preferred Shares are entitled to receive payments at an annual rate of 18%, which interest rate shall escalate by 1% each semi-annual dividend period if not converted into common stock, subject to a cap of 25%;
          Holders of the Old Notes are entitled to receive interest payments at an annual rate of 9.75% of their principal amount.
Listing
          The Common Shares to be issued in the exchange offer and the common stock to be issued upon conversion of the Preferred Shares are expected to be approved for listing on the New York Stock Exchange.
          The Old Notes are not listed on any exchange.
Voting Rights
          Holders of shares of our common stock, including the Common Shares, are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.
          Holders of the Old Notes and Preferred Shares do not have voting rights.

Repurchase
          Holders of our Common and Preferred Shares do not have the right to require us to repurchase their shares.
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
          The following discussion is a summary of material U.S. federal income tax considerations associated with the exchange offer and the ownership and disposition of the Exchange Notes, Common Shares and Preferred Shares offered herein. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. We have not obtained an opinion of counsel with regard to the exchange offer and the ownership and disposition of the Exchange Notes, Common Shares or Preferred Shares, and there can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the conclusions described herein. This summary deals only with holders who hold the Old Notes and the Exchange Notes, Common Shares and Preferred Shares received in the exchange offer as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Moreover, this summary does not purport to deal with persons in unique tax situations, such as financial institutions, insurance companies, regulated investment companies, tax-exempt investors, dealers in securities and currencies, certain former U.S. citizens or residents, persons who hold the Old Notes or Exchange Notes, Common Shares or Preferred Shares as a position in a “straddle,” “hedge,” “conversion transaction,” “constructive sale” or other integrated transaction for tax purposes, or persons whose Old Notes were acquired other than upon original issue and as a result have market discount or bond premium. Further, this discussion does not address the consequences under U.S. alternative minimum tax rules, U.S. federal estate or gift tax laws, the laws of any state or locality, or any foreign tax laws.
          As used herein, the term “U.S. Holder” means a holder of Old Notes or Exchange Notes, Common Shares and Preferred Shares received in the exchange offer that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident alien of the United States, (ii) a corporation or entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) the trust was in existence on August 20, 1996, was treated as a U.S. person prior to that date, and elected to continue to be treated as a U.S. person. For purposes of this discussion, the term “non-U.S. Holder” means a holder of Old Notes or Exchange Notes, Common Shares and Preferred Shares received in the exchange offer that is not a U.S. Holder or a partnership or an entity treated as a partnership for U.S. federal income tax purposes.
          If a partnership or an entity treated as a partnership for U.S. federal income tax purposes holds Old Notes or Exchange Notes, Common Shares and Preferred Shares received in the exchange offer, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership or other entity treated as a partnership. Each such partner should consult a tax advisor as to the tax consequences of the exchange offer and the ownership and disposition of the Exchange Notes, Common Shares and Preferred Shares.
          Each U.S. Holder and non-U.S. Holder should consult its tax advisor regarding the particular tax consequences to such holder of the exchange offer, the ownership and disposition of the Exchange Notes, Common Shares and Preferred Shares, as well as any tax consequences that may arise under the laws of any other relevant foreign, state, local, or other taxing jurisdiction.
Qualification as a Tax-Free Recapitalization
          The tax consequences of the exchange offer and the ownership and disposition of the Exchange Notes, Common Shares and Preferred Shares will depend upon whether the Old Notes and the Exchange Notes constitute “securities” for U.S. federal income tax purposes. The determination of whether a particular debt instrument constitutes a security is not clearly defined under U.S. federal income tax law. The status of a debt instrument as a security typically is determined based upon an overall evaluation of the nature of the instrument, including, the term of the instrument, the extent of a holder’s proprietary interest in the issuer of the instrument and certain other factors.

The test of whether a debt instrument is a security is not a mechanical determination based on the term of the instruments. However, the term of a debt instrument is usually the most significant factor in determining whether it qualifies as a security. Generally, a debt instrument with a term of ten years or more is treated as a security. Debt instruments with maturities ranging between five and ten years often are treated as securities, while debt instruments with maturities less than five years usually are not treated as securities. While this matter is not free from doubt, we believe and intend to take the position that both the Old Notes and the Exchange Notes will be considered securities for U.S. federal income tax purposes and that the exchange of Old Notes for Exchange Notes, Common Shares and Preferred Shares pursuant to the exchange offer will qualify as a tax-free recapitalization.
U.S. Holders
Exchange Offer
          If both the Old Notes and the Exchange Notes are treated as securities and the exchange offer qualifies as a tax-free recapitalization, a U.S. Holder will not recognize any gain or loss as a result of such exchange (except to the extent of accrued but unpaid interest on the Old Notes, which will be treated as ordinary interest income). A U.S. Holder will take an aggregate tax basis in the Exchange Notes, Common Shares and Preferred Shares received equal to its tax basis in the Old Notes immediately prior to the exchange. This tax basis will be allocated among the Exchange Notes, Common Shares and Preferred Shares received based on the fair market values of such Exchange Notes, Common Shares and Preferred Shares, respectively, immediately following the exchange offer. A U.S. Holder’s holding period for the Exchange Notes, Common Shares and Preferred Shares will include the period during which the Old Notes surrendered in the exchange offer were held.
          If the exchange offer does not constitute a recapitalization, a U.S. Holder generally will recognize capital gain or loss as a result of the exchange in an amount equal to the difference between the fair market value of the Exchange Notes, Common Shares and Preferred Shares received and the U.S. Holder’s tax basis in the Old Notes. Any capital gain or loss recognized by a U.S. Holder pursuant to the exchange offer will be long-term or short-term capital gain or loss depending on whether the U.S. Holder has held the Old Notes for more than one (1) year. Long-term capital gains are subject to tax at a rate of 15% through December 31, 2010. Notwithstanding the foregoing, if gain is recognized on the exchange, a U.S. Holder may qualify for installment sale treatment on the exchange. If the U.S. Holder recognizes a capital loss pursuant to the exchange, the deductibility of such capital loss will be subject to certain limitations.
Payment of Interest on Exchange Notes
          Stated interest payable on the Exchange Notes generally will be included in the gross income of a U.S. Holder as ordinary interest income at the time such interest is accrued or received, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.
Original Issue Discount on Exchange Notes
          In addition to the foregoing, if the “issue price” of the Exchange Notes as of the date of the exchange offer is less than the stated redemption price at maturity (the sum of all payments to be made on the Exchange Notes other than payments of qualified stated interest), and the discount is equal to or more than a statutorily defined de minimis amount, the excess of the stated redemption price at maturity over the “issue price” of the Exchange Notes will constitute original issue discount (“OID”), which will be required to be taken into account by U.S. Holders as it accrues. In addition, certain debt instruments involving contingencies are subject to special OID rules, as described in the contingent payment debt instrument rules under Treasury Regulation Section 1.1275-4 (“CPDI Regulations”).
          We believe and remainder of this discussion assumes that the Exchange Notes will not be subject to the general OID rules or the CPDI Regulations. However, it is possible that the Exchange Notes could be subject to these rules. Consequently, each U.S. Holder should consult its tax advisor regarding the potential application and impact of these rules.

Amortizable Bond Premium
          If, following the exchange offer, a U.S. Holder’s tax basis in Exchange Notes exceeds the sum of all amounts payable to such U.S. Holder on the Exchange Notes, other than qualified stated interest, such U.S. Holder will be considered to have purchased such Exchange Notes with “amortizable bond premium” in amount equal to such excess. A U.S. Holder may elect to amortize any such premium as an offset to interest income over the remaining term of the Exchange Notes.
Sale, Exchange and Retirement of Exchange Notes
          Upon the sale, exchange, retirement, or other taxable disposition of the Exchange Notes, a U.S. Holder generally will recognize long-term or short-term capital gain or loss (depending on whether the Exchange Notes are considered to be held for more than one (1) year) equal to the difference between the amount of cash and the fair market value of any property received by such U.S. Holder upon the sale, exchange or retirement (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as ordinary interest income) and such U.S. Holder’s tax basis in the Exchange Notes. Long-term capital gains are subject to tax at a rate of 15% through December 31, 2010. The deductibility of capital losses, if any, will be subject to limitations.
Distributions on Common Shares and Preferred Shares
          Distributions, if any, that we make on the Common Shares or Preferred Shares, generally will be treated as dividend income to a U.S. Holder of our Common Shares or Preferred Shares, as the case may be, to the extent allocable to our current and/or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any excess amount will first be treated as a tax-free return of capital to the extent of the U.S. Holder’s tax basis in the Common Shares or Preferred Shares, upon which such distribution is made, and thereafter as gain from the sale or exchange of that stock. Dividends received prior to January 1, 2011 may constitute qualified dividend income that is subject to tax at a maximum rate of 15%. Moreover, dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to certain limitations and other requirements.
Conversion of Preferred Shares
          A U.S. Holder generally will not recognize gain or loss by reason of receiving Common Shares upon the conversion of Preferred Shares, except that the receipt of Common Shares attributable to dividends in arrears may be treated as a constructive distribution on the Preferred Shares, but not in an amount greater than the dividend arrearages. Such constructive distribution will be taxable to the U.S. Holder, as described above under “U.S. Holders — Distributions on Common Shares and Preferred Shares.” Except as noted below, the tax basis of the Common Shares acquired in exchange for Preferred Shares (including any fractional share deemed to be received and subsequently exchanged for cash) will be equal to the tax basis of the Preferred Shares exchanged therefor, and the U.S. holder’s holding period in the Common Shares received will include the holding period of the Preferred Shares exchanged therefor. A U.S. Holder’s tax basis in any Common Shares treated as received in a constructive distribution on the Preferred Shares will be equal to their fair market value on the date of the conversion, and the U.S. Holder’s holding period in such Common Shares will commence upon receipt. Cash received in lieu a fractional Common Share in connection with the conversion should be treated as a payment in a taxable exchange, and the U.S. Holder should recognize gain or loss on the receipt of such cash in an amount equal to the difference between the amount of cash received and the tax basis allocable to the fractional share.
          A U.S. Holder could, in certain circumstances, be deemed to have received constructive distributions of stock if the conversion price for the Preferred Shares is adjusted, and in such circumstances, would be subject to tax in the manner similar to that specified above under “U.S. Holders — Distributions on Common Shares and Preferred Shares.” On the other hand, adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula, which has the effect of preventing the dilution of the interest of the holders of the Preferred Shares, generally will not be considered to result in a constructive distribution of stock. Certain possible adjustments provided in the anti-dilution provisions of the Preferred Shares, including, without limitation, adjustments in respect of stock dividends or other distributions payable in additional Common Shares, or stock splits or other changes in capital structure, should qualify as being pursuant to a bona fide reasonable adjustment formula and should not result in a constructive distribution.
Sale or Exchange of Common Shares or Preferred Shares
          Upon the sale or other disposition of Common Shares or Preferred Shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such sale or exchange and (ii) the U.S. Holder’s tax basis in the Common Shares or Preferred Shares, as the case may be. That capital gain or loss will be long-term if the U.S. Holder’s holding period in respect of such Common Shares or Preferred Shares, as the case may be, is more than one (1) year. Long-term capital gains are subject to tax at a rate of 15% through December 31, 2010. The deductibility of capital losses is subject to limitations.
Redemption of Common Shares or Preferred Shares
          Pursuant to the rules of Section 302 of the Code, to the extent that any Common Shares or Preferred Shares held by a U.S. Holder are repurchased by us, then one of the four tests under Section 302(b) must be satisfied in order for the redemption to be treated as a sale, generally resulting in capital gain or capital loss. If none of the tests under Section 302(b) are satisfied, the redemption will be treated as a distribution taxable as a dividend to the extent made from our current and/or accumulated earnings and profits. In general, the applicable rules permit sale treatment only where the redeemed holder’s interest in a corporation has been reduced by an amount that is meaningful, or that satisfies certain other prescribed thresholds.
Consequences to Non-Tendering U.S. Holders
          A significant modification to a debt instrument creates a deemed exchange (upon which gain or loss may be recognized) of the original debt instrument for a new debt instrument. In general, the determination of whether a significant modification has occurred is based on all the facts and circumstances.
          Although it is not free from doubt, we believe the proposed amendments to the indenture governing the Old Notes should not cause the non-tendering U.S. Holders of the Old Notes (the “Non-Tendering U.S. Holders”) to be deemed to have exchanged the Old Notes for deemed new notes. Therefore, Non-Tendering U.S. Holders of the Old Notes should not realize any gain or loss with respect to the adoption of the proposed amendments to the indenture, and such U.S. Holders should have the same tax basis and holding period in the Old Notes as immediately before such amendments.
          If, however, the amendments to the indenture result in a significant modification to the Old Notes and therefore create a deemed exchange of the Old Notes for deemed new notes, the tax consequences of such deemed exchange will depend upon whether the Old Notes and the deemed new notes constitute “securities” for U.S. federal income tax law. See “—Qualification as a Tax-Free Recapitalization” above for a discussion of the status of a debt instrument as a security for U.S. federal income tax purposes. If the Old Notes and the deemed new notes constitute securities, the deemed exchange of Old Notes for deemed new notes will qualify as a tax-free recapitalization. See “U.S. Holders — Exchange Offer” above for a discussion of the tax consequences if the deemed exchange qualifies as a tax-free recapitalization. If the Old Notes and the deemed new notes do not constitute securities, the deemed exchange of Old Notes for deemed new notes will not qualify as a tax-free recapitalization. See “U.S. Holders — Exchange Offer” above for a discussion of the tax consequences if the deemed exchange does not qualify as a tax-free recapitalization.
          Each Non-Tendering U.S. Holder should consult its tax advisor regarding the particular tax consequences to such holder of a failure to tender the Old Notes in the exchange offer, including any possible deemed exchange of the Old Notes that may result from the amendments to the indenture.

Backup Withholding and Information Reporting
          Information reporting requirements may apply to payments with respect to the Exchange Notes, Common Shares and Preferred Shares made to U.S. Holders other than certain payments to exempt recipients (such as corporations). A backup withholding tax may also apply to such payments if the U.S. Holder fails to provide a taxpayer identification number on a Form W-9, furnishes an incorrect taxpayer identification number, fails to certify its exempt status from backup withholding or receives notification from the IRS that the holder is subject to backup withholding as a result of a failure to report all interest or dividends.
          Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.
Non-U.S. Holders
Exchange Offer
          If the Old Notes and Exchange Notes constitute securities and the exchange offer qualifies as a tax-free recapitalization, a non-U.S. Holder will not recognize gain or loss as a result of the exchange offer (except to the extent of accrued but unpaid interest on the Old Notes, which will result in ordinary interest income). A non-U.S. Holder will take an aggregate tax basis in the Exchange Notes, Common Shares and Preferred Shares received equal to its tax basis in the Old Notes immediately prior to the exchange. This tax basis will be allocated among the Exchange Notes, Common Shares and Preferred Shares received based on the fair market values of such Exchange Notes, Common Shares and Preferred Shares, respectively, immediately following the exchange offer. A non-U.S. Holder holding period for the Exchange Notes, Common Shares and Preferred Shares will include the period during which the Old Notes surrendered in the exchange offer were held.
          If the exchange offer does not qualify as a tax-free recapitalization, a non-U.S. Holder generally will recognize gain (subject to the rules relating to installment sales) or loss on the exchange of Old Notes for Exchange Notes, Common Shares and Preferred Shares, as described below under “Non-U.S. Holders — Sale, Exchange or Retirement of Exchange Notes.”
Payment of Interest on the Exchange Notes
          Payments of interest (including OID, if any) on the Exchange Notes held by a non-U.S. Holder will not be subject to U.S. federal income or withholding tax provided that (i) such non-U.S. Holder is not a controlled foreign corporation that is related to us through stock ownership, (ii) such non-U.S. Holder does not actually or constructively own 10% or more of our voting stock, (iii) such non-U.S. Holder is not a bank whose receipt of interest on the Exchange Notes is described in Section 881(c)(3)(A) of the Code and (iv) the statement requirements set forth in section 871(h) or 881(c) of the Code are satisfied, as discussed below. Notwithstanding the foregoing, a non-U.S. Holder that is engaged in the conduct of a United States trade or business will be subject to (A) U.S. federal income tax on a net income basis on interest that is effectively connected with the conduct of such trade or business and (B) if the non-U.S. Holder is a corporation, a U.S. branch profits tax equal to 30% of its “effectively connected earnings and profits” as adjusted for the taxable year, unless the holder qualifies for an exemption from such tax or a lower tax rate under an applicable treaty.
          The statement requirement referred to in the preceding paragraph generally will be satisfied if U.S. person and provides its name and address or otherwise satisfies applicable documentation requirements.
Amortizable Bond Premium
          If, following the exchange offer, a non-U.S. Holder’s tax basis in Exchange Notes exceeds the sum of all amounts payable to such non-U.S. Holder on the Exchange Notes, other than qualified stated interest, such non-U.S. Holder will be considered to have purchased such Exchange Notes with “amortizable bond premium” in amount equal to such excess. A non-U.S. Holder may elect to amortize any such premium as an offset to interest income over the remaining term of the Exchange Notes.
Sale, Exchange or Retirement of Exchange Notes
          A non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, or retirement of Exchange Notes (except to the extent attributable to accrued and unpaid interest not previously included in income, which will be treated as ordinary interest income) unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Holder or (ii) in the case of a non-U.S. Holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days during the taxable year and certain other requirements are met.
Distributions on Common Shares and Preferred Shares
          Distributions, if any, that we make on the Common Shares or Preferred Shares generally will be treated as dividend income to a non-U.S. Holder of our Common Shares or Preferred Shares, as the case may be, to the extent allocable to our current and/or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends paid to a non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% subject to reduction (i) by an applicable treaty if the non-U.S. Holder provides an IRS Form W-8BEN certifying that it is entitled to such treaty benefits or (ii) upon the receipt of an IRS Form W-8ECI from a non-U.S. Holder claiming that the payments are effectively connected with the conduct of a United States trade or business. Notwithstanding the forgoing, a non-U.S. Holder will be subject to (i) U.S. federal income tax on a net income basis on the receipt of a dividend that is effectively connected with the conduct of a U.S. trade or business and (ii) if the non-U.S. Holder is a corporation, a U.S. branch profits tax as described above.
Conversion of Preferred Shares
          A non-U.S. Holder generally will not recognize gain or loss by reason of receiving Common Shares upon the conversion of Preferred Shares, except that the receipt of Common Shares attributable to dividends in arrears may be treated as a constructive distribution, but not in an amount greater than the dividend arrearages. Such constructive distribution will be taxable to the non-U.S. Holder, as described under “Non-U.S. Holders — Distributions on Common Shares and Preferred Shares” above. Except as noted below, the tax basis of the Common Shares acquired in exchange for Preferred Shares (including any fractional share deemed to be received and subsequently exchanged for cash) will be equal to the tax basis of the Preferred Shares exchanged therefor, and the non-U.S. Holder’s holding period in the Common Shares received will include the holding period of the Preferred Shares exchanged therefor. A non-U.S. Holder’s tax basis in any Common Shares treated as received in a constructive distribution will be equal to their fair market value on the date of the conversion, and the non-U.S. Holder’s holding period in such Common Shares will commence upon receipt. Cash received in lieu of fractional shares of Common Shares should be treated as a payment in a taxable exchange, and the non-U.S. Holder should recognize gain or loss on the receipt of such cash in an amount equal to the difference between the amount of cash received and the tax basis allocable to the fractional shares.
          A non-U.S. Holder may, in certain circumstances, be deemed to have received constructive distributions of stock if the conversion price for the Preferred Shares is adjusted, and in such circumstances, will be subject to tax in a manner similar to that specified above under “Non-U.S. Holders — Distributions on Common Shares and Preferred Shares.” On the other hand, adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula, which has the effect of preventing the dilution of the interest of the holders of the Preferred Shares, generally will not be considered to result in a constructive distribution of stock. Certain possible adjustments provided in the anti-dilution provisions of the Preferred Shares, including, without limitation, adjustments in respect of stock dividends or other distributions payable in additional Common Shares, or stock splits or other changes in capital structure, should qualify as being pursuant to a bona fide reasonable adjustment formula and should not result in a constructive distribution.

Disposition of Common Shares or Preferred Shares
          A non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption, or other disposition of Common Shares or Preferred Shares unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Holder, (ii) in the case of a non-U.S. Holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days during the taxable year and certain other requirements are met, (iii) in the case of a redemption, the transaction is treated as a distribution taxable as a dividend (see “U.S. Holders — Redemption of Common Shares or Preferred Shares” and “Non-U.S. Holders — Distributions on Common Shares and Preferred Shares” above) or (iv) we have been a U.S. real property holding corporation (a “USRPHC”) at any time within the shorter of the five-year period preceding such sale, exchange, retirement, or other disposition or the non-U.S. Holder’s holding period in such Common Shares or Preferred Shares.
          We believe that we may constitute a USRPHC. As a result, gain may be recognized (and subject to U.S. federal income taxation at the regular U.S. income tax rates) by a non-U.S. Holder upon the disposition of Common Shares or Preferred Shares, depending on the amount of stock deemed to be held by such non-U.S. Holder. Non-U.S. Holders, particularly those holders that could be treated as actually or constructively holding more than 5% of our stock, should consult their own tax advisors with respect to the U.S. tax consequences of owning and disposing of Common Shares or Preferred Shares.
Non-Tendering Holders
          A non-tendering non-U.S. Holder’s tax consequences will depend on whether the amendments to the indenture result in a significant modification of the Old Notes. See “U.S. Holders — Consequences to Non-Tendering Holders” above for a discussion of what constitutes a significant modification.
          We believe the proposed amendment to the indenture governing the Old Notes should not cause the non-tendering non-U.S. Holders of the Old Notes (the “Non-Tendering non-U.S. Holders”) to be deemed to have exchanged the Old Notes for deemed new notes. Therefore, Non-Tendering U.S. Holders of the Old Notes should not realize any gain or loss with respect to the adoption of the amendments to the indenture, and such non-U.S. Holder should have the same tax basis and holding period in the Old Notes as immediately before the amendment.
          If, however, the amendments to the indenture result in a significant modification to the Old Notes creating a deemed exchange of the Old Notes for deemed new notes, the tax consequences of such deemed exchange will depend upon whether the Old Notes and the deemed new notes constitute “securities” for U.S. federal income tax law. See “Qualification as a Tax-Free Recapitalization” above for a discussion of the status of a debt instrument as a security for U.S. federal income tax purposes. If the Old Notes and the deemed new notes constitute securities, the deemed exchange of Old Notes for deemed new notes will qualify as a tax-free recapitalization and such non-U.S. Holder should have the same tax basis and holding period in the deemed new notes as it had in the Old Notes immediately before the amendments. If the Old Notes or the deemed new notes do not constitute securities, the deemed exchange of Old Notes for deemed new notes will not qualify as a tax-free recapitalization. See “Non-U.S. Holders — Sale, Exchange or Retirement of Exchange Notes” above for a discussion of the tax consequences if the deemed exchange does not qualify as a tax-free recapitalization.
          Each Non-Tendering non-U.S. Holder should consult its tax advisor regarding the particular tax consequences to such holder of a failure to tender the Old Notes in the exchange offer, including any possible deemed exchange of the Old Notes that may result from the amendments to the indenture.
Information Reporting and Backup Withholding
          In general, information reporting requirements will apply to payments made with respect to the Exchange Notes, Common Shares and Preferred Shares received in the exchange offer. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides. The Code imposes a backup withholding obligation with respect to certain types of payments. Interest and dividends paid to a non-U.S. Holder with respect to the Exchange Notes,

Common Shares and Preferred Shares generally will be exempt from backup withholding if the non-U.S. Holder provides a properly executed IRS Form W-8BEN or otherwise establishes an exemption.
          Generally, information reporting and backup withholding requirements will apply to the gross proceeds paid to a non-U.S. Holder on the disposition of the Exchange Notes, Common Shares or Preferred Shares by or through a U.S. office of a U.S. or foreign broker, unless the non-U.S. Holder provides the requisite certification or otherwise establishes an exemption. Information reporting requirements (but generally not backup withholding) will also apply to payment of the proceeds of a disposition of Exchange Notes, Common Shares or Preferred Shares by or through a foreign office of a U.S. broker or foreign broker with certain types of relationships with the United States unless the broker has documentary evidence in its files that the holder of the Exchange Notes, Common Shares or Preferred otherwise establishes an exemption.
          Any amount withheld under the backup withholding rules may be credited against the non-U.S. Holder’s U.S. federal income tax liability and any excess may be refundable if the proper information is timely provided to the IRS.
The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Each holder should consult its tax advisor with respect to the tax consequences to them of the exchange offer and the ownership and disposition of the Exchange Notes, Common Shares and Preferred Shares, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.
TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE INTERNAL REVENUE CODE, (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY US OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

EXCHANGE AGENT
          American Stock Transfer & Trust Company, LLC has been appointed as the exchange agent for the exchange offer. We have agreed to pay the exchange agent reasonable and customary fees for its services.
INFORMATION AGENT
          Global Bondholder Services has been appointed as the information agent for the exchange offer. We have agreed to pay the information agent reasonable and customary fees for its services.
          Any questions regarding procedures for tendering Old Notes or requests for additional copies of this offer to exchange should be directed to the information agent at:
Global Bondholder Services Corporation

65 Broadway — Suite 723
New York, New York 10006
Attn: Corporate Actions
Banks and Brokers call: (212) 430-3774
Toll free (866)-952-2200
COMPANY CONTACT INFORMATION
          Callon Petroleum Company may be contacted at:
Callon Petroleum Company
200 North Canal Street
Natchez, MS 39120
Toll free (800) 451-1294 ext. 700